   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2000

                                                      REGISTRATION NO. 333-45546
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        POOLED AUTO SECURITIES SHELF LLC
                  (Originator of the trusts described herein)
             (Exact Name of Registrant as specified in its charter)
                            ------------------------

                         DELAWARE                                                    APPLIED FOR
               (State or other jurisdiction                             (I.R.S. Employer Identification No.)
             of incorporation or organization)

                          ONE FIRST UNION CENTER, TW-9
                        CHARLOTTE, NORTH CAROLINA 28288
                                 (704) 374-8437
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 BRUCE HURWITZ
                            FIRST UNION CORPORATION
                                 707 3RD STREET
                           WEST SACRAMENTO, CA 95605
                                 (916) 617-2699
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                                  DALE W. LUM
                                Brown & Wood LLP
                          555 California Street, Suite
                      5000 San Francisco, California 94104
                                 (415) 772-1200
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
                 REGISTERED                        REGISTERED             UNIT(1)             PRICE(1)              FEE(2)
Asset Backed Notes and Certificates..........   $1,500,000,000(3)          100%            $1,500,000,000         $396,000(3)



(1) Estimated solely for purposes of calculating the Registration Fee.



(2) Previously paid.



(3) $500,000,000 aggregate principal amount of securities registered under registration No. 333-36692 referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $132,000 in connection with such unsold amount of securities was paid previously under the foregoing registration statement.

                         ------------------------------


    PURSUANT TO RULE 429, THE PROSPECTUS AND FORMS OF PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO, AND THIS REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT TO, REGISTRATION STATEMENT NO. 333-36692, WHICH WAS FILED ON MAY 10, 2000 ON FORM S-3, BY REGISTRANT.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE

    This Registration Statement contains a Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various trusts created from time to time by Pooled Auto Securities Shelf LLC and two forms of Prospectus Supplement describing to the offering by a Trust of the particular series of Asset Backed Notes and Asset Backed Certificates or of Asset Backed Certificates, as applicable. Each form of Prospectus Supplement relates only to the securities which it describes and is a form that may be used by the Registrant to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

    The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS, DATED DECEMBER 11, 2000

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                           (EACH ISSUABLE IN SERIES)
                               ------------------

                        POOLED AUTO SECURITIES SHELF LLC
                                  AS DEPOSITOR

                             ---------------------

BEFORE YOU PURCHASE ANY OF THESE       EACH TRUST --
SECURITIES, BE SURE TO READ THE RISK   - will issue a series of asset-backed notes and/or
FACTORS BEGINNING ON PAGE 11 OF THIS     certificates in one or more classes;
PROSPECTUS AND THE RISK FACTORS SET    - will own --
FORTH IN THE RELATED PROSPECTUS        - a pool of loans made to finance the retail
SUPPLEMENT.                            purchase of new or used automobiles, minivans,
The notes and the certificates will      sport utility vehicles, light-duty trucks,
represent interests in or obligations    motorcycles or commercial vehicles;
of the trust only and will not         - collections on those loans;
represent interests in or obligations  - security interests in the vehicles financed by
of Pooled Auto Securities Shelf LLC    those loans; and
or any of its affiliates.              - any proceeds from claims on related insurance
This prospectus may be used to offer     policies; and
and sell any of the notes and/or       - funds in accounts of the trust; and
certificates only if accompanied by    - may have the benefit of one or more other forms
the prospectus supplement for the      of credit enhancement.
related trust.                         The main sources of funds for making payments on a
                                       trust's securities will be collections on its
                                       loans and any credit enhancement that the trust
                                       may have.
                                       The amounts, prices and terms of each offering of
                                       securities will be determined at the time of sale
                                       and will be described in an accompanying
                                       prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                The date of this Prospectus is          , 200 .

                               TABLE OF CONTENTS


                                    PAGE
                                  --------
Important Notice About
  Information Presented in this
  Prospectus and the
  Accompanying Prospectus
  Supplement....................      4

Where You Can Find Additional
  Information...................      4

Incorporation of Certain
  Documents by Reference........      4

  Copies of the Documents.......      5

Summary.........................      6

Risk Factors....................     11

The Trusts......................     19

  The Receivables...............     19

  The Seller and the Servicer...     20

  The Trustees..................     21

The Receivables Pools...........     21

  The Receivables...............     21

Maturity and Prepayment
  Considerations................     25

Pool Factors and Trading
  Information...................     26

  Notes.........................     26

  Certificates..................     27

  The Factors Described Above
    Will Decline as the Trust
    Makes Payments on the
    Securities..................     27

  Additional Information........     27

Use of Proceeds.................     28

The Company.....................     28

Principal Documents.............     29

Certain Information Regarding
  the Securities................     31



                                    PAGE
                                  --------

  General.......................     31

  Fixed Rate Securities.........     31

  Floating Rate Securities......     32

  Book-Entry Registration.......     32

  Definitive Securities.........     38

  Reports to Securityholders....     40

The Indenture...................     41

  The Indenture Trustee.........     48

Description of the Receivables
  Transfer and Servicing
  Agreements....................     48

  Sale and Assignment of
    Receivables.................     49

  Accounts......................     51

  Servicing Procedures..........     52

  Collections...................     53

  Advances......................     54

  Servicing Compensation and
    Expenses....................     55

  Distributions.................     55

  Credit and Cash Flow
    Enhancement.................     56

  Statements to Trustees and
    Trusts......................     57

  Evidence as to Compliance.....     57

  Certain Matters Regarding the
    Servicer....................     58

  Events of Servicing
    Termination.................     59

  Rights Upon Event of Servicing
    Termination.................     59

  Waiver of Past Events of
    Servicing Termination.......     60

  Amendment.....................     60

  Payment of Notes..............     61

                                    PAGE
                                  --------
  Termination...................     61

  List of Certificateholders....     62

  Administration Agreement......     62

Material Legal Issues Relating
  to the Receivables............     63

  General.......................     63

  Security Interests in the
    Financed Vehicles...........     63

  Enforcement of Security
    Interests in Vehicles.......     65

  Certain Bankruptcy
    Considerations..............     67

  Consumer Protection Laws......     67

  Other Matters.................     68

Material Federal Income Tax
  Consequences..................     69

  Trusts for Which a Partnership
    Election is Made............     70



                                    PAGE
                                  --------

  Trusts in Which all
    Certificates are Retained by
    the Seller or an Affiliate
    of the Seller...............     79

  Trusts Treated as Grantor
    Trusts......................     80

Certain State Tax
  Consequences..................     87

ERISA Considerations............     87

  Senior Certificates Issued by
    Trusts......................     90

  Special Considerations
    Applicable to Insurance
    Company General Accounts....     94

Plan of Distribution............     94

  Sales Through Underwriters....     94

  Other Placements of
    Securities..................     95

Legal Opinions..................     96

Glossary of Terms...............     97

                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
                      THIS PROSPECTUS AND THE ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

    We provide information on your securities in two separate documents that offer varying levels of detail:

    - this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

    - the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

    If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

    We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

    You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

    Pooled Auto Securities Shelf LLC has filed a registration statement with the SEC under the Securities Act. This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

    You may inspect and copy the Registration Statement at:

    - the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

    - the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and

    - the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" information filed with it by Pooled Auto Securities Shelf LLC on behalf of the trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

COPIES OF THE DOCUMENTS

    You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

    - you received this prospectus and the prospectus supplement and

    - you request such copies from Pooled Auto Securities Shelf LLC, One First Union Center, TW-9, Charlotte, North Carolina 28288; telephone:
      (704) 374-8437.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS A SHORT DESCRIPTION OF THE MAIN STRUCTURAL FEATURES THAT A TRUST'S SECURITIES MAY HAVE. FOR THAT REASON, THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU OR THAT DESCRIBES ALL OF THE TERMS OF A SECURITY. TO FULLY UNDERSTAND THE TERMS OF A TRUST'S SECURITIES, YOU WILL NEED TO READ BOTH THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

THE TRUSTS

    A separate trust will be formed to issue each series of securities. If the trust issues notes and certificates, it will be formed by a trust agreement between the depositor and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer, the depositor and the trustee of the trust.

THE DEPOSITOR

    Pooled Auto Securities Shelf LLC.

SELLER

    The prospectus supplement will name the seller for the trust.

SERVICER

    The prospectus supplement will name the servicer for the trust.

TRUSTEE

    The prospectus supplement will name the trustee for the trust.

INDENTURE TRUSTEE

    If a trust issues notes, the prospectus supplement will name the indenture trustee.

SECURITIES

    A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

- its principal amount;

- its interest rate, which may be fixed or variable or a combination;

- the timing, amount and priority or subordination of payments of principal and interest;

- the method for calculating the amount of principal and interest payments;

- its final scheduled distribution date;

- whether and when it may be redeemed prior to its final scheduled distribution date; and

- how losses on the receivables are allocated among the classes of securities.

    Some classes of securities may be entitled to:

- principal payments with disproportionate, nominal or no interest payments or

- interest payments with disproportionate, nominal or no principal payments.

    The prospectus supplement will identify any class of securities of a series that is not being offered to the public.

    Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a distribution date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

INVESTMENT IN THE SECURITIES

    There are material risks associated with an investment in the securities.

    FOR A DISCUSSION OF THE RISK FACTORS WHICH SHOULD BE CONSIDERED IN DECIDING WHETHER TO PURCHASE ANY OF THE SECURITIES, SEE "RISK FACTORS" IN THE PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

OPTIONAL REDEMPTION

    Except as otherwise specified in the related prospectus supplement, the servicer will have the option to purchase the receivables of each trust on any distribution date when the aggregate principal balance of the receivables sold to the trust has declined to 10% or less of the initial amount. Upon such a purchase, the securities of that trust will be prepaid in full.

THE RECEIVABLES AND OTHER TRUST PROPERTY

    THE RECEIVABLES

    The receivables of each trust will consist of a pool of motor vehicle installment loans originated, either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by a purchaser of acquired assets with dealers or lenders and sold to the depositor. The receivables will be secured by new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles and other property, including:

- the rights to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

- security interests in the vehicles financed by the receivables; and

- any proceeds from claims on various related insurance policies.

    You will find a description of the characteristics of each trust's receivables in the related prospectus supplement.

    FOR A MORE DETAILED DESCRIPTION OF THE RECEIVABLES, INCLUDING THE CRITERIA THEY MUST MEET IN ORDER TO BE INCLUDED IN A TRUST, AND THE OTHER PROPERTY SUPPORTING THE SECURITIES, SEE "THE RECEIVABLES POOLS".

    OTHER PROPERTY OF THE TRUST

    In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

- an account into which collections are deposited;

- an account to fund post-closing purchases of additional receivables; or

- a reserve fund or other account providing credit enhancement.

    PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

    If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over any funding period that may be specified in the prospectus supplement. A funding period will not exceed one year from the applicable closing date. During a funding period the trust will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the trust established with the related trustee. The other terms, conditions and limitations of the purchase of receivables during any funding period will be specified in the related prospectus supplement.

CREDIT OR CASH FLOW ENHANCEMENT

    The prospectus supplement will specify the credit or cash flow enhancement, if any, for each trust. Credit or cash flow enhancement may consist of one or more of the following:

- subordination of one or more classes of securities;

- a reserve fund;

- overcollateralization (I.E., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities);

- excess interest collections (I.E., the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in any reserve fund);

- letter of credit or other credit facility;

- surety bond or insurance policy;

- liquidity arrangements;

- swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

- repurchase or put obligations;
- yield supplement agreements;

- guaranteed investment contracts;

- guaranteed rate agreements; or

- other agreements with respect to third party payments or other support.

    Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

    RESERVE FUND

    If there is a reserve fund, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

    Amounts on deposit in a reserve fund will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve fund and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

    FOR MORE INFORMATION ABOUT CREDIT ENHANCEMENT, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS--CREDIT AND CASH FLOW ENHANCEMENT".

TRANSFER AND SERVICING OF THE RECEIVABLES

    With respect to each trust, a seller will sell the related receivables to the depositor under a receivables purchase agreement, which, in turn, will transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

    FOR MORE INFORMATION ABOUT THE SALE AND SERVICING OF THE RECEIVABLES, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS--SALE AND ASSIGNMENT OF RECEIVABLES."

    SERVICING FEES

    Each trust will pay the related servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

    OPTIONAL SERVICER ADVANCES OF
      LATE INTEREST PAYMENTS

    Unless otherwise specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

    The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related late payments.

    REPURCHASE MAY BE REQUIRED IN
      CERTAIN CIRCUMSTANCES

    If so provided in the related prospectus supplement, the seller will be obligated to repurchase any receivable transferred to the trust, if

        (1) one of the seller's representations or warranties is breached with respect to that receivable,

        (2) the receivable is materially and adversely affected by the breach and

        (3) the breach has not been cured following the discovery by or notice to seller and the depositor of the breach.

If so provided in the related prospectus supplement, the seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase.

    In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

    FOR A DISCUSSION OF THE REPRESENTATIONS AND WARRANTIES GIVEN BY THE SELLER AND THE SERVICER AND THEIR RELATED REPURCHASE OBLIGATIONS, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING

AGREEMENTS--SALE AND ASSIGNMENT OF RECEIVABLES" AND "--SERVICING PROCEDURES".

TAX STATUS


    TRUSTS OTHER THAN GRANTOR TRUSTS



    Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust, it is the opinion of Brown & Wood LLP, as federal tax counsel to the trust, that for federal income tax purposes:



- The notes will be characterized as debt unless otherwise stated in the prospectus supplement.



- The trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.



    GRANTOR TRUSTS



    If the prospectus supplement specifies that the related trust will be treated as a grantor trust, it is the opinion of Brown & Wood LLP, as federal tax counsel to the trust, that for federal income tax purposes:



- The trust will be characterized as a grantor trust and not as an association, or publicly traded partnership, taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.



- Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust. Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer.


    FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL AND STATE TAX LAWS TO THE SECURITIES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

ERISA CONSIDERATIONS

    NOTES

    Notes will generally be eligible for purchase by employee benefit plans.

    UNSUBORDINATED GRANTOR TRUST CERTIFICATES

    Certificates issued by a grantor trust that are not subordinated to any other class will generally be eligible for purchase by employee benefit plans.

    OTHER CERTIFICATES

    Subordinated classes of certificates issued by a grantor trust and certificates issued by owner trusts generally will not be eligible for purchase by an employee benefit plan.

    If you are an employee benefit plan, you should review the matters discussed under "ERISA Considerations" before investing in the securities.

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR        There may be no secondary market for the
SECURITIES OR OBTAINING YOUR DESIRED PRICE  securities. Underwriters may participate in making a secondary market in the securities,
                                            but are under no obligation to do so. We
                                            cannot assure you that a secondary market will
                                            develop. In addition, there have been times in
                                            the past where there have been very few buyers
                                            of asset backed securities and thus there has
                                            been a lack of liquidity. There may be a
                                            similar lack of liquidity in the future.  As a
                                            result, you may not be able to sell your
                                            securities when you want to do so, or you may
                                            not be able to obtain the price that you wish
                                            to receive.

INTERESTS OF OTHER PERSONS IN THE           Financing statements under the Uniform
RECEIVABLES COULD REDUCE THE FUNDS          Commercial Code will be filed reflecting the
AVAILABLE TO MAKE PAYMENTS ON YOUR          sale of the receivables by the seller to the
SECURITIES                                  depositor and by the depositor to the trust.
                                            Unless otherwise provided in the related
                                            standing instructions, the seller will mark
                                            its computer systems, and each of the seller
                                            and the depositor will mark its accounting
                                            records, to reflect its sale of the
                                            receivables. However, unless otherwise
                                            provided in the related standing instructions,
                                            the servicer will maintain possession of the
                                            receivables and will not segregate or mark the
                                            receivables as belonging to the trust.
                                            Additionally, another person could acquire an
                                            interest in a receivable that is superior to
                                            the trust's interest by obtaining physical
                                            possession of that receivable without
                                            knowledge of the assignment of the receivable
                                            to the trust. If another person acquires an
                                            interest in a receivable that is superior to
                                            the trust's interest, some or all of the
                                            collections on that receivable may not be
                                            available to make payment on your securities.

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
                                            Additionally, if another person acquires an
                                            interest in a vehicle financed by a receivable
                                            that is superior to the trust's security
                                            interest in the vehicle, some or all of the
                                            proceeds from the sale of the vehicle may not
                                            be available to make payments on the
                                            securities.

                                            The trust's security interest in the financed
                                            vehicles could be impaired for one or more of
                                            the following reasons:

                                            - the seller or the depositor might fail to
                                            perfect its security interest in a financed
                                              vehicle;

                                            - another person may acquire an interest in a
                                              financed vehicle that is superior to the
                                              trust's security interest through fraud,
                                              forgery, negligence or error because the
                                              servicer will not amend the certificate of
                                              title or ownership to identify the trust as
                                              the new secured party;

                                            - the trust may not have a security interest
                                            in the financed vehicles in certain states
                                              because the certificates of title to the
                                              financed vehicles will not be amended to
                                              reflect assignment of the security interest
                                              to the trust;

                                            - holders of some types of liens, such as tax
                                            liens or mechanics' liens, may have priority
                                              over the trust's security interest; and

                                            - the trust may lose its security interest in
                                            vehicles confiscated by the government.

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
                                            The seller will be obligated to repurchase
                                            from the trust any receivable sold to the
                                            trust as to which a perfected security
                                            interest in the name of the related seller in
                                            the vehicle securing the receivable did not
                                            exist as of the date such receivable was
                                            transferred to the trust. However, the seller
                                            will not be required to repurchase a
                                            receivable if a perfected security interest in
                                            the name of the seller in the vehicle securing
                                            a receivable has not been perfected in the
                                            trust or if the security interest in a related
                                            vehicle or the receivable becomes impaired
                                            after the receivable is sold to the trust. If
                                            a trust does not have a perfected security
                                            interest in a vehicle, its ability to realize
                                            on the vehicle in the event of a default may
                                            be adversely affected and some or all of the
                                            collections on that vehicle may not be
                                            available to make payment on your securities.

CONSUMER PROTECTION LAWS MAY REDUCE         Federal and state consumer protection laws
PAYMENTS ON YOUR SECURITIES                 impose requirements upon creditors in
                                            connection with extensions of credit and
                                            collections on retail installment loans. Some
                                            of these laws make an assignee of the loan,
                                            such as a trust, liable to the obligor for any
                                            violation by the lender. Any liabilities of
                                            the trust under these laws could reduce the
                                            funds that the trust would otherwise have to
                                            make payments on your securities.

ONLY THE ASSETS OF THE TRUST ARE AVAILABLE  The securities represent interests solely in a
TO PAY YOUR SECURITIES                      trust or indebtedness of a trust and will not
                                            be insured or guaranteed by the depositor, the
                                            seller or any of their respective affiliates,
                                            or, unless otherwise specified in the
                                            prospectus supplement, any other person or
                                            entity other than the trust. The only source
                                            of payment on your securities are payments
                                            received on the receivables and, if and to the
                                            extent available, any credit or cash flow
                                            enhancement for the trust. Therefore, you must
                                            rely solely on the assets of the trust for
                                            repayment of your securities. If these assets
                                            are insufficient, you may suffer losses on
                                            your securities.
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

AMOUNTS ON DEPOSIT IN ANY RESERVE FUND      The amount required to be on deposit in any
WILL BE LIMITED AND SUBJECT TO DEPLETION.   reserve fund will be limited. If the amounts
                                            in the reserve fund are depleted as amounts
                                            are paid out to cover shortfalls in
                                            distributions of principal and interest on the
                                            securities, the trust will depend solely on
                                            collections on the receivables and any other
                                            credit or cash flow enhancement to make
                                            payments on your securities. In addition, the
                                            minimum required balance in a reserve fund may
                                            decrease as the outstanding balance of the
                                            receivables decreases.

ANY CREDIT SUPPORT PROVIDED BY FINANCIAL    Credit support for the securities may be
INSTRUMENTS MAY BE INSUFFICIENT TO PROTECT  provided through the use of financial
YOU AGAINST LOSSES.                         instruments like swaps, interest rate caps,
                                            other interest rate protection agreements,
                                            letters of credit, credit or liquidity
                                            facilities, surety bonds, insurance policies
                                            regarding payment of the securities,
                                            guaranteed investment contracts, repurchase
                                            agreements, yield supplement agreements or
                                            other agreements with respect to third party
                                            payments. Credit support in this form is
                                            limited by the credit of the provider of the
                                            financial instrument and by its ability to
                                            make payments as and when required by the
                                            terms of the financial instrument. Any failure
                                            of the credit support provider to meet its
                                            obligations under the financial instrument
                                            could result in losses on the related
                                            securities. The terms of any financial
                                            instrument providing credit support for the
                                            securities may also impose limitations or
                                            conditions on when or in what circumstances it
                                            may be drawn on. Any form of credit support
                                            may apply only to certain classes of
                                            securities, may be limited in dollar amount,
                                            may be accessible only under some
                                            circumstances, and may not provide protection
                                            against all risks of loss. The related
                                            prospectus supplement will describe the
                                            provider of any financial instrument
                                            supporting the securities and any conditions,
                                            limitations or risks material to the
                                            securityholders.

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

YOU MAY SUFFER LOSSES UPON A LIQUIDATION    Under certain circumstances described in this
OF THE RECEIVABLES IF THE PROCEEDS OF THE   prospectus and in the related prospectus
LIQUIDATION ARE LESS THAN THE AMOUNTS DUE   supplement, the receivables of a trust may be
ON THE OUTSTANDING SECURITIES.              sold after the occurrence of an event of
                                            default. The related securityholders will
                                            suffer losses if the trust sells the
                                            receivables for less than the total amount due
                                            on its securities. We cannot assure you that
                                            sufficient funds would be available to repay
                                            those securityholders in full.

SUBORDINATION OF CERTAIN SECURITIES MAY     To the extent specified in the related
REDUCE PAYMENTS TO THOSE SECURITIES         prospectus supplement, the rights of the
                                            holders of any class of securities to receive
                                            payments of interest and principal may be
                                            subordinated to one or more other classes of
                                            securities. Subordination may take the
                                            following forms:

                                            - interest payments on any date on which
                                            interest is due may first be allocated to the
                                              more senior classes;

                                            - principal payments on the subordinated
                                            classes might not begin until principal of the
                                              more senior classes is repaid in full;

                                            - principal payments on the more senior
                                            classes may be made on a distribution date
                                              before interest payments on the subordinated
                                              classes are made; and

                                            - if the trustee sells the receivables, the
                                            net proceeds of that sale may be allocated
                                              first to pay principal and interest on the
                                              more senior classes.

                                            The timing and priority of payment, seniority,
                                            allocations of losses and method of
                                            determining payments on the respective classes
                                            of securities of any trust will be described
                                            in the related prospectus supplement.
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                                       15

PREPAYMENTS ON THE RECEIVABLES MAY          You may not be able to reinvest the principal
ADVERSELY AFFECT THE AVERAGE LIFE OF AND    repaid to you at a rate of return that is
RATE OF RETURN ON YOUR SECURITIES           equal to or greater than the rate of return on
                                            your securities. Faster than expected
                                            prepayments on the receivables may cause the
                                            trust to make payments on its securities
                                            earlier than expected. We cannot predict the
                                            effect of prepayments on the average life of
                                            your securities.

                                            All receivables, by their terms, may be
                                            prepaid at any time. Prepayments include:

                                            - prepayments in whole or in part by the
                                              obligor;

                                            - liquidations due to default;

                                            - partial payments with proceeds from physical
                                              damage, credit life and disability insurance
                                              policies;

                                            - required purchases of receivables by the
                                            servicer or repurchases of receivables by the
                                              seller for specified breaches of their
                                              representations or covenants; and

                                            - an optional repurchase of a trust's
                                            receivables by the servicer when their
                                              aggregate principal balance is 10% or less
                                              of the initial aggregate principal balance,
                                              or under such other circumstances as may be
                                              specified in the related prospectus
                                              supplement.

                                            A variety of economic, social and other
                                            factors will influence the rate of optional
                                            prepayments on the receivables and defaults.

                                            As a result of prepayments, the final payment
                                            of each class of securities is expected to
                                            occur prior to the final scheduled
                                            distribution date specified in the related
                                            prospectus supplement. If sufficient funds are
                                            not available to pay any class of notes in
                                            full on its final scheduled distribution date,
                                            an event of default will occur and final
                                            payment of that class of notes may occur later
                                            than scheduled.

                                            FOR MORE INFORMATION REGARDING THE TIMING OF
                                            REPAYMENTS OF THE SECURITIES, SEE "MATURITY
                                            AND PREPAYMENT CONSIDERATIONS" IN THE RELATED
                                            PROSPECTUS SUPPLEMENT AND IN THIS PROSPECTUS.

YOU MAY SUFFER A LOSS ON YOUR SECURITIES    Unless otherwise specified in the related
BECAUSE THE SERVICER MAY COMMINGLE          prospectus supplement, each servicer which
COLLECTIONS ON THE RECEIVABLES WITH ITS     satisfies certain requirements will be
OWN FUNDS                                   permitted to hold with its own funds
                                            (1) collections it receives from obligors on
                                            the receivables and (2) the purchase price of
                                            receivables required to be repurchased from
                                            the trust until the day prior to the date on
                                            which the related distributions are made on
                                            the securities. During this time, the servicer
                                            may invest those amounts at its own risk and
                                            for its own benefit and need not segregate
                                            them from its own funds. If the servicer is
                                            unable to pay these amounts to the trust on
                                            the distribution date, you might incur a loss
                                            on your securities.

                                            FOR MORE INFORMATION ABOUT THE SERVICER'S
                                            OBLIGATIONS REGARDING PAYMENTS ON THE
                                            RECEIVABLES, SEE "DESCRIPTION OF THE
                                            RECEIVABLES TRANSFER AND SERVICING
                                            AGREEMENTS--COLLECTIONS".

THE SENIOR CLASS OF SECURITIES CONTROLS     Generally, the holders of a majority of a
REMOVAL OF THE SERVICER UPON A DEFAULT ON   trust's senior class of securities, or the
ITS SERVICING OBLIGATIONS                   applicable trustee acting on their behalf, can
                                            remove the related servicer if the servicer--

                                            - does not deliver to the applicable trustee
                                            the available funds for application to a
                                              required payment after a grace period after
                                              notice or discovery;

                                            - defaults on a servicing obligation which
                                            materially and adversely affects the trust
                                              after a grace period after notice; or

                                            - initiates or becomes the subject of certain
                                              insolvency proceedings.

                                            Those holders may also waive a default by the
                                            servicer. The holders of any subordinate class
                                            of securities may not have any rights to
                                            participate in such determinations for so long
                                            as any of the more senior classes are
                                            outstanding, and the subordinate classes of
                                            securities may be adversely affected by
                                            determinations made by the more senior
                                            classes. SEE "DESCRIPTION OF THE RECEIVABLES
                                            TRANSFER AND SERVICING AGREEMENTS--EVENTS OF
                                            SERVICING TERMINATION".

GEOGRAPHIC CONCENTRATION OF A TRUST'S       Adverse economic conditions or other factors
RECEIVABLES MAY ADVERSELY AFFECT YOUR       particularly affecting any state or region
SECURITIES                                  where there is a high concentration of a
                                            trust's receivables could adversely affect the
                                            securities of that trust. We are unable to
                                            forecast, with respect to any state or region,
                                            whether these conditions may occur, or to what
                                            extent these conditions may affect receivables
                                            or the repayment of your securities. The
                                            location of a trust's receivables by state,
                                            based upon obligors' addresses at the time the
                                            receivables were originated, will be set out
                                            in the related prospectus supplement.

RATINGS OF THE SECURITIES                   At the initial issuance of the securities of a
                                            trust, at least one nationally recognized
                                            statistical rating organization will rate the
                                            offered securities in one of the four highest
                                            rating categories or in the categories
                                            otherwise specified in the related prospectus
                                            supplement. A rating is not a recommendation
                                            to purchase, hold or sell securities, and it
                                            does not comment as to market price or
                                            suitability for a particular investor. The
                                            ratings of the offered securities address the
                                            likelihood of the payment of principal and
                                            interest on the securities according to their
                                            terms. We cannot assure you that a rating will
                                            remain for any given period of time or that a
                                            rating agency will not lower or withdraw its
                                            rating if, in its judgment, circumstances in
                                            the future so warrant. A reduction or
                                            withdrawal of an offered security's rating
                                            would adversely affect its value.

    CAPITALIZED TERMS USED IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY ON PAGE 97.



                                   THE TRUSTS


    The depositor will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates.
 Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

    The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

THE RECEIVABLES

    The property of each trust will consist of a pool of motor vehicle installment loans secured by security interests in Financed Vehicles consisting of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles financed by those contracts, and the receivables with respect thereto and all payments due thereunder on and after the applicable Cutoff Date set forth in the related prospectus supplement in the case of Precomputed Receivables, and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. The receivables were or will be originated, either via direct channels or indirectly by dealers or lenders, purchased by the related seller, directly or indirectly, pursuant to agreements with dealers or lenders and sold to the depositor. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the Closing Date for the trust, the seller will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the trust. To the extent provided in the prospectus supplement, the seller will convey additional receivables known as Subsequent Receivables to the trust as frequently as daily during the Funding Period specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. With respect to any trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days from and after the Closing Date and, with respect to any other trust, will not exceed the period of one year from and after the Closing Date.

    The property of each trust will also include:

    - security interests in the Financed Vehicles;

    - the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the Financed Vehicles or the obligors;

    - the seller's and depositor's rights to certain documents and instruments relating to the receivables;

    - amounts as from time to time may be held in one or more accounts maintained for the trust;

    - any credit or cash flow enhancement specified in the prospectus supplement;

    - certain payments and proceeds with respect to the receivables held by the servicer;

    - certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

    - any and all proceeds of the above items.

    If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

    In the alternative, the property of each trust may consist of a pool of notes secured by receivables and the related Financed Vehicles and all proceeds generated by the receivables and Financed Vehicles. If the property of a trust includes secured notes, we will provide more specific information about the origination and servicing of the secured notes and the consequences of including secured notes in a trust in the related prospectus supplement.

THE SELLER AND THE SERVICER

    Certain information concerning the related seller's experience with respect to its portfolio of receivables, including previously sold receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

    A servicer specified in the related prospectus supplement will service the receivables held by each trust and will receive fees for its services. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for each trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each trust. See "Risk Factors--Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

THE TRUSTEES

    The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

    - the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture, or

    - the trustee becomes insolvent.

    In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

    You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                             THE RECEIVABLES POOLS

THE RECEIVABLES

    CRITERIA FOR SELECTING THE RECEIVABLES. The receivables to be held by each trust have been or will be originated, either via direct channels or indirectly by a dealer or lender and purchased by a seller under an agreement between the related seller and the dealer or lender, as applicable. Each seller with respect to a series of securities will be identified in the related prospectus supplement. Receivables of a seller will be transferred to the depositor under a receivables purchase agreement for sale by the depositor to the applicable trust.

    Subsequent Receivables may be originated, either via direct channels or indirectly by dealers or lenders at a later date using credit criteria different from those which were applied to the receivables transferred to a trust on the applicable Closing Date and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable trust, the characteristics of the entire pool of receivables included in the trust may vary significantly from those of the receivables transferred to the trust on the Closing Date.

    If so specified in the related prospectus supplement, the receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Loans made to borrowers of these types are commonly referred to as "sub-prime" or "non-prime" loans.

    The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

    The receivables to be held by each trust will be purchased by the depositor from a seller in accordance with several criteria, including that each receivable:

    - is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement,

    - was originated in the United States,

    - has a fixed or variable interest rate,

    - provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement and

    - satisfies the other criteria, if any, set forth in the prospectus supplement.

    No selection procedures believed by the related seller to be adverse to the holders of securities of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

    SIMPLE INTEREST RECEIVABLES. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date--

    - the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

    - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

    Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

    - the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

    - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

    In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

    PRECOMPUTED RECEIVABLES. Alternatively, the receivables may be Actuarial Receivables that provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or Rule of 78's Receivables that allocate payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "rule of 78's". A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated contract rate of interest for the term of the loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "rule of 78's".

    If the receivables in a pool of receivables included in a trust are neither Simple Interest Receivables nor Precomputed Receivables, the prospectus supplement will describe the method of calculating interest on the receivables.

    BALLOON PAYMENT RECEIVABLES. The receivables to be held by each trust, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. The final Balloon Payment is generally set by the related seller for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

    - in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions and

    - in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the Financed Vehicle, including charges for excess wear and tear and excess mileage on the Financed Vehicle.

    Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

    - paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the receivable and the application of day counting conventions,

    - refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions or

    - selling the related Financed Vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to the servicer.

    If the obligor sells the Financed Vehicle to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

    If the receivables in a pool of receivables included in a trust include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the receivables and the consequences of including the receivables in a trust in the related prospectus supplement.

WE WILL PROVIDE MORE SPECIFIC INFORMATION ABOUT THE RECEIVABLES IN THE
  PROSPECTUS SUPPLEMENT

    Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

    - the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

    - the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

    - the aggregate principal balance of all of the related receivables;

    - the average principal balance of the related receivables and the range of principal balances;

    - the number of receivables in the receivables pool;

    - the geographic distribution of receivables in the receivables pool;

    - the average original amount financed and the range of original amounts financed;

    - the weighted average contract rate of interest and the range of such rates;

    - the weighted average original term and the range of original terms;

    - the weighted average remaining term and the range of remaining terms;

    - the scheduled weighted average life; and

    - the distribution by stated contract rate of interest.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

    - Prepayments by obligors, who may repay at any time without penalty.

    - The seller may be required to repurchase a receivable sold to the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

    - The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled payment date for the securities specified in the prospectus supplement.

    - Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

    - Liquidations of the receivables due to default.

    - Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

    In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

    The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the Financed Vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

    The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                      POOL FACTORS AND TRADING INFORMATION

    The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

NOTES

    CALCULATION OF THE FACTOR FOR YOUR CLASS OF NOTES. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the class of notes.

    YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE NOTES. For each note you own, your portion of that class of notes is the product of--

    - the original denomination of your note and

    - the factor relating to your class of notes computed by the servicer in the manner described above.

CERTIFICATES

    CALCULATION OF THE FACTOR FOR YOUR CLASS OF CERTIFICATES. The servicer will compute a separate factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of certificates indicating the remaining outstanding balance of that class of certificates, as of the applicable Distribution Date. The factor will be calculated after giving effect to distributions to be made on such Distribution Date, as a fraction of the initial outstanding balance of the class of certificates.

    YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE CERTIFICATES. For each certificate you own, your portion of that class of certificates is the product of--

    - the original denomination of your certificate and

    - the factor relating to your class of certificates computed by the servicer in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE
  SECURITIES

    The factor for each class of notes and certificates will initially be
1.0000000. The factors will then decline to reflect reductions, as applicable, in--

    - the outstanding principal amount of the applicable class of notes or

    - the outstanding balance of the applicable class of certificates.

    These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

ADDITIONAL INFORMATION


    The noteholders and the certificateholders, as applicable, will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding the Distribution Date, payments received on the receivables, the outstanding balance of the related pool of receivables, factors for each class of notes and certificates described above, as applicable, and various other items of information, and (ii) with respect to the second Collection Period preceding the Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of those amounts with information provided by the servicer prior to such current Distribution Date. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                USE OF PROCEEDS

    Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a trust will be applied by the trust:

    - to the purchase of the receivables from the depositor;

    - if the trust has a pre-funding account, to make the deposit into that account;

    - if the trust has a yield supplement account, to make the deposit into that account;

    - if the trust has a reserve fund, to make the initial deposit into that account; and

    - for any other purposes specified in the prospectus supplement.

    The depositor will use that portion of the net proceeds paid to it with respect to any trust to purchase receivables from the related seller and to pay for certain expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue certain classes of securities to the seller in partial payment for the receivables.


                                  THE COMPANY


    Pooled Auto Securities Shelf LLC, or the Company, was formed in the State of Delaware on April 14, 2000 as a limited liability company. The sole equity member of the Company is First Union Pass Co., Inc. The Company maintains its principal office at One First Union Center, TW-9, Charlotte, North Carolina 28288. Its telephone number is (704) 374-8437.


    The depositor with respect to each series of securities will be the Company. The Company anticipates that, as depositor, it will acquire receivables to be included in each trust from sellers in the open market or in privately negotiated transactions. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any trust.



    The Company does not have, is not required to have, and is not expected in the future to have, any significant assets. None of the Company, the related seller or any of their respective affiliates will insure or guarantee the receivables or the securities of any series.

                              PRINCIPAL DOCUMENTS

    In general, the operations of a trust will be governed by the following documents:

    IF THE TRUST ISSUES NOTES:

        DOCUMENT                  PARTIES               PRIMARY PURPOSES
------------------------  ------------------------  ------------------------
Trust agreement           Trustee and the           Creates the trust
                          depositor

                                                    Provides for issuance of
                                                    certificates and
                                                    payments to
                                                    certificateholders

                                                    Establishes rights and
                                                    duties of trustee

                                                    Establishes rights of
                                                    certificateholders

Indenture                 Trust, as issuer of the   Provides for issuance of
                          notes, and indenture      the notes, the terms of
                          trustee                   the notes and payments
                                                    to noteholders

                                                    Establishes rights and
                                                    duties of indenture
                                                    trustee

                                                    Establishes rights of
                                                    noteholders

Sale and servicing        The seller, the servicer  Effects sale of
  agreement               and a trust as purchaser  receivables to the trust

                                                    Contains representations
                                                    and warranties of seller
                                                    concerning the
                                                    receivables

                                                    Contains servicing
                                                    obligations of servicer

                                                    Provides for
                                                    compensation to servicer

                                                    Directs how cash flow
                                                    will be applied to
                                                    expenses of the trust
                                                    and payments on its
                                                    securities

    IF THE TRUST IS A GRANTOR TRUST:

        DOCUMENT                  PARTIES               PRIMARY PURPOSES
------------------------  ------------------------  ------------------------
Pooling and servicing     Trustee, the seller and   Creates the trust
  agreement               the servicer

                                                    Effects sale of
                                                    receivables to the trust

                                                    Contains representations
                                                    and warranties of seller
                                                    concerning the
                                                    receivables

                                                    Contains servicing
                                                    obligations of servicer

                                                    Provides for
                                                    compensation to servicer

                                                    Provides for issuance of
                                                    certificates and
                                                    payments to
                                                    certificateholders

                                                    Directs how cash flow
                                                    will be applied to
                                                    expenses of the trust
                                                    and payments to
                                                    certificateholders

                                                    Establishes rights and
                                                    duties of trustee

                                                    Establishes rights of
                                                    certificateholders

    The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

    A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

    The prospectus supplement will describe

    - the timing, amount and priority of payments of principal and interest on each class of the securities,

    - their interest rates or the formula for determining their interest rates,

    - the method of determining the amount of their principal payments,

    - the priority of the application of the trust's available funds to its expenses and payments on its securities and

    - the allocation of losses on the receivables among the classes of securities.

    The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

    - principal payments with disproportionate, nominal or no interest payments or

    - interest payments with disproportionate, nominal or no principal payments or

    - residual cash flow remaining after all other classes have been paid.

    Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

    Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled Distribution Dates.

FIXED RATE SECURITIES

    Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

FLOATING RATE SECURITIES

    Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or
(ii) as otherwise specified in the related prospectus supplement.

    The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

    A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

    - a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law and

    - a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

    Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders off the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

    THE TRUSTS MAY USE BOOK-ENTRY REGISTRATION INSTEAD OF ISSUING DEFINITIVE SECURITIES. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class.

    If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto.

    Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

    The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

    You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    INITIAL SETTLEMENT OF THE GLOBAL SECURITIES. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

    Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

    Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    SECONDARY MARKET TRADING OF THE GLOBAL SECURITIES. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

    TRADING BETWEEN CLEARSTREAM CUSTOMERS AND/OR EUROCLEAR
PARTICIPANTS. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon Distribution Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

    The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

    DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

    Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.


    THE DEPOSITORIES. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


    Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

    The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DEFINITIVE SECURITIES

    With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default under the indenture or an event of servicing termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

    Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as Definitive Securities to the securityholders.

    Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date specified for such securities in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any of the Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

    Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

    On or prior to each Distribution Date, the servicer or administrator will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on such Distribution Date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the Distribution Date or the period since the previous Distribution Date, as applicable:

    (1) the amount of the distribution allocable to principal of each class of securities;

    (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

    (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

    (4) the outstanding aggregate balance of the receivables in the trust as of the close of business on the last day of the preceding Collection Period exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of the preceding Collection Period;

    (5) any credit enhancement amount;

    (6) the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding balance and the appropriate factor for each class of certificates, each after giving effect to all payments reported under clause (1) above on that date;

    (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

    (8) the amount of the aggregate losses realized on the receivables during that Collection Period, calculated as described in the related prospectus supplement;

    (9) previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

    (10) previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

    (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in that Collection Period;

    (12) the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

    (13) the amount of advances to be remitted by the servicer on that date;

    (14) for each Distribution Date during any Funding Period, the amount remaining in the pre-funding account;

    (15) for the first Distribution Date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust; and

    (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

    Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

    Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder and received any payment with respect to the trust a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns.

    See "Material Federal Income Tax Consequences".

                                 THE INDENTURE

    With respect to each trust that issues notes, one or more classes of notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

    EVENTS OF DEFAULT. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

    - a default by the trust for five days, or such longer period specified in the prospectus supplement, or more in the payment of any interest on any notes;

    - a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

    - a default in the observance or performance of any covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

    - any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

    - certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

    - other events, if any, set forth in the indenture or related prospectus supplement.

    The Controlling Class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

    The amount of principal due and payable to noteholders of a trust under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Distribution Date for a class of notes.

    RIGHTS UPON EVENT OF DEFAULT. If an event of default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

    - the trust has paid or deposited with the indenture trustee enough money to pay:

     - all payments of principal of and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity had not occurred and

     - all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel and

    - all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

    If an event of default has occurred with respect to the notes issued by a trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Except as otherwise specified in the related prospectus supplement, upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

    - the holders of 100% of the notes issued by the trust consent to the sale, excluding notes held by the seller, the servicer or their affiliates,

    - the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of such sale or

    - there has been an event of default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as the payments would have become due if the Obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of the trust.

    In addition, if the event of default relates to a default by a trust in observing or performing any covenant or agreement, other than an event of default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to the sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

    Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default under the indenture occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

    No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

    - the holder previously has given to the applicable indenture trustee written notice of a continuing event of default;

    - the holders of not less than 25% in principal amount of the Controlling Class of the trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

    - the holder or holders have offered such indenture trustee reasonable indemnity;

    - the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

    - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the Controlling Class.

    Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

    Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

    EACH TRUST WILL BE SUBJECT TO COVENANTS UNDER THE INDENTURE. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

    - RESTRICTIONS ON MERGER AND CONSOLIDATION. The related trust may not consolidate with or merge into any other entity, unless:

     - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

     - the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

     - no event that is, or with notice or lapse of time or both would become, an event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation,

     - the trust has been advised that the rating of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation,

     - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

     - any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken and

     - the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

    - OTHER NEGATIVE COVENANTS.  Each trust will not, among other things--

     - except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     - claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust, other than amounts withheld under the tax code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property,

     - dissolve or liquidate in whole or in part,

     - permit the lien of the related indenture to be subordinated or otherwise impaired,

     - permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby or

     - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.

    No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

    LIST OF NOTEHOLDERS. With respect to the notes of any trust, three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

    ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its Obligations under the indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

    MODIFICATION OF INDENTURE. Any trust, together with the related indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture, provided that the action will not materially adversely affect the interests of the noteholders.

    The trust and the applicable indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders, except with respect to the matters listed in the next paragraph which require the approval of the noteholders, provided that:

    - the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

    - the action will not, as confirmed by the rating agencies rating the notes of the related trust, cause the then current rating assigned to any class of such notes to be withdrawn or reduced; and

    - an opinion of counsel as to certain tax matters is delivered.

    Without the consent of the holder of each outstanding note affected thereby, in addition to the satisfaction of each of the conditions set forth in the preceding paragraph, however, no supplemental indenture will:

    - change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect the note, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the note or change any place of payment where, or the coin or currency in which, that note or any interest on that note is payable;

    - impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

    - reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in the indenture;

    - modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

    - reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an event of default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the trust;

    - decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend such indenture or any of the other related agreements;

    - affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

    - affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

    - permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any the note of the security afforded by the lien of such indenture.

THE INDENTURE TRUSTEE

    The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust will be obligated to appoint a successor trustee. The administrator of a trust will be obligated to remove an indenture trustee if the indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

        DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS


    The following summary describes certain material provisions of the documents under which the depositor will purchase the receivables from a seller, a trust will purchase the receivables from the depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes certain material provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.


SALE AND ASSIGNMENT OF RECEIVABLES

    When the trust issues securities, the seller will transfer and assign, without recourse, to the depositor its entire interests in the related receivables, together with its security interests in the related Financed Vehicles, under a receivables purchase agreement. The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or sale and servicing agreement, as applicable.

    SALE AND ASSIGNMENT OF SUBSEQUENT RECEIVABLES. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.


    REPRESENTATIONS AND WARRANTIES. In each receivables purchase agreement, the related seller will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date--


    - each receivable (a) has been originated for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

    - each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss

      Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

    - each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other Similar Laws and equitable principles relating to or affecting the enforcement of creditors' rights;

    - immediately prior to the sale and assignment thereof to the trust, each receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and by the depositor to the trust;

    - as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

    - as of the Cutoff Date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

    - except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the Cutoff Date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists, the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the seller has not waived any of the foregoing;

    - each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and

    - any other representations and warranties that may be set forth in the related prospectus supplement.

    SELLER MUST REPURCHASE RECEIVABLES RELATING TO A BREACH OF REPRESENTATION OR WARRANTY. As of the last day of the second, or, if the seller elects, the first, Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured,

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
will repurchase that receivable from the trust at a price generally equal to the Purchase Amount, which is the unpaid principal balance owed by the obligor under the receivable plus interest to the date of purchase at the respective contract rate of interest. Alternatively, if so specified in the related prospectus supplement, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of each trust for any such uncured breach.

    SERVICING OF THE RECEIVABLES. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, maintain possession of the installment loan agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the Receivables--Security Interests in the Financed Vehicles".

ACCOUNTS

    In the case of a trust that issues notes, the servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with such indenture trustee a note payment account, which may be a subaccount of the collection account, in the name of such indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish

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
and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

    Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

    For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the rating agencies, funds in any reserve fund may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

    The trust accounts will be maintained as Eligible Deposit accounts, which satisfy certain requirements of the rating agencies.

SERVICING PROCEDURES

    The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. If set forth in the related prospectus supplement, the servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond a date set forth in the related prospectus supplement, or, if set forth in the prospectus supplement, the servicer changes the

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
contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

    With respect to each trust, the servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two business days after receipt thereof. However, at any time that and for so long as (1) the original servicer, or its successor, is the servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until the business day preceding the applicable Distribution Date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

    Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the servicer with respect to such receivable, and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, generally such remaining collections shall be transferred to and kept in a separate account, until such later Collection Period when the collections may be transferred to the collection account and applied either to the scheduled payment or to prepay such receivable in full.

    Collections on a receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to such receivable and then to the scheduled payment.

ADVANCES

    PRECOMPUTED RECEIVABLES. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the servicer will make a Precomputed Advance in the amount of the shortfall. The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable collection account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

    SIMPLE INTEREST RECEIVABLES. If so provided in the related prospectus supplement, on or before the business day prior to each applicable Distribution Date, the servicer shall make a Simple Interest Advance by depositing into the related collection account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates of interest for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period. If calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the then current Collection Period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

    BALLOON PAYMENT RECEIVABLES. If so provided in the related prospectus supplement, the servicer will make an Advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an Advance relating to a Balloon Payment on each payment date following the payment date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the Advance and out of collections on other receivables to the

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
extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

    The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related Distribution Date.

SERVICING COMPENSATION AND EXPENSES

    Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to a specified percentage per annum of the outstanding balance of the related pool of receivables as of the first day of the Collection Period. The servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable Distribution Date.

    The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables.

DISTRIBUTIONS

    With respect to securities of each trust, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

    ALLOCATION OF COLLECTIONS ON RECEIVABLES. Except as set forth in the related prospectus supplement, distributions of principal on the securities of the trust may be based on the amount of principal collected or due and the amount of realized losses

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
incurred in a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On the business day before each Distribution Date (or another date as described in the related prospectus supplement), the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related Distribution Date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

CREDIT AND CASH FLOW ENHANCEMENT

    ANY FORM OF CREDIT ENHANCEMENT MAY BE LIMITED AND MAY ONLY APPLY TO CERTAIN CLASSES OF SECURITIES. The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a given series, if any, will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

    The presence of a reserve fund and other forms of credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and
(2) decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

    SELLER MAY REPLACE CREDIT OR CASH FLOW ENHANCEMENT WITH RATING
CONFIRMATION. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the rating agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

    RESERVE FUND. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust or the seller on the Closing Date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each Distribution Date thereafter up to the specified reserve balance by the deposit of the amount of Collection Period, net of distributions to the servicer as reimbursement of advances, if any, or payment of fees to the servicer with respect to that Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

    Prior to each Distribution Date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of the trust described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

    Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding 12 months (or, in the case of the first certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable receivables.


    Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each default.


    Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

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
CERTAIN MATTERS REGARDING THE SERVICER

    Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except (i) upon a determination that the servicer's performance of its duties is no longer permissible under applicable law or
(ii) in the event of the appointment of a successor servicer, without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. The servicer, however will remain responsible and liable for its duties under those agreements as if it had made no delegations.


    Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. The agreement will further provide that the servicer, and its directors, officers, employees and agents are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder; provided, however, that the indemnification will be paid on a Distribution Date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In that event, the servicer's legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.


    Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

EVENTS OF SERVICING TERMINATION

    Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement will consist of:

    - any failure by the servicer, or, so long as the seller is the servicer, the seller, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;


    - any failure by the servicer, or, so long as the seller is the servicer, the seller, duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class, or, if no notes are outstanding, 25% by aggregate certificate balance of the certificates;


    - the occurrence of certain Insolvency Events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

    - any other events set forth in the related prospectus supplement.

RIGHTS UPON EVENT OF SERVICING TERMINATION

    As long as an event of servicing termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

    If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no event of servicing termination other than the appointment has occurred, the receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or trustee may make such arrangements for compensation to be paid to the successor servicer.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

    The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any event of servicing termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an event of servicing termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with the sale and servicing agreement or pooling and servicing agreement.

AMENDMENT

    The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that the action will not materially and adversely affect the interest of the noteholder or certificateholder as evidenced by either (1) an opinion of counsel to that effect or
(2) notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by the Rating Agency together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of notes of such trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of the trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements

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
or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any the amendment, without the consent of the holders of all the outstanding notes and certificates of the trust.

PAYMENT OF NOTES

    The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

TERMINATION

    With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of
(1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

    In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, or under any other circumstances as may be specified in the related prospectus supplement, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the Collection Period, after giving effect to the receipt of any monies collected on the receivable. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest.

    If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a Distribution Date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the Cutoff Date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable

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trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

    As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

LIST OF CERTIFICATEHOLDERS

    With respect to the certificates of any trust, three or more holders of the certificates of the trust or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing areement or under the certificates.

ADMINISTRATION AGREEMENT

    If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee and the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount as may be set forth in the related prospectus supplement.

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               MATERIAL LEGAL ISSUES RELATING TO THE RECEIVABLES

GENERAL

    The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interest of the trust.

SECURITY INTERESTS IN THE FINANCED VEHICLES

    Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

    Unless otherwise specified in the related prospectus supplement, each seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from a seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from a seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

    Each receivables purchase agreement will provide that each seller will assign to the depositor its interests in the Financed Vehicles securing the receivables assigned by that seller to the depositor. With respect to each trust, the related sale and servicing agreement or pooling and servicing agreement will provide that the depositor will assign its interests in the Financed Vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or the trust as the new secured party on the certificate of

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title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the Financed Vehicle. However, UCC financing statements with respect to the transfer to the depositor's of the seller's security interest in the Financed Vehicles and the transfer to the trust of the depositor's security interest in the Financed Vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the trustee in accordance with the sale and servicing agreement or pooling and servicing agreement, as applicable.


    In most states, assignments like those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the trust. Except in that event, however, in the absence of fraud, forgery or administrative error, the notation of seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of, and holders of these Financed Vehicles. The failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.


    Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new

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
state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as appflicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in the vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event a lien or confiscation arises and any lien or confiscation arising after the Closing Date would not give rise to the seller's repurchase obligation.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

    The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the trust's

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
receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

    The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially freasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectable.

    Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

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
CERTAIN BANKRUPTCY CONSIDERATIONS

    The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor and from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the depositor, as the case may be. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other Similar Laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

    The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

    Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may

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assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

    If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase the receivable unless the breach were cured.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United
States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

    Under each receivables purchase agreement, the related seller will warrant to the depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of the seller under the receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

OTHER MATTERS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

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
                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


    The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.



    The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Brown & Wood LLP, as federal tax counsel to each trust, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.



Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that:



        (a) Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,



           (1)the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes and



           (2)the trust will not be considered to be an association or a publicly traded partnership taxable as a corporation.



        (b) If the prospectus supplement indicates that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,



           (1) the trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and will not be considered to be an association or publicly traded partnership taxable as a corporation and


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

           (2) a holder of the related securities will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets included in the trust.



        (c) Therefore, in either case, the trust will not be subject to an entity level tax for federal income tax purposes.


    Each opinion is a an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

    TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP


    In the opinion of Brown & Wood LLP, as federal tax counsel to each trust, a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.


    If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to fmake payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

    TAX CONSEQUENCES TO HOLDERS OF THE NOTES


    TREATMENT OF THE NOTES AS INDEBTEDNESS. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.


    ORIGINAL ISSUE DISCOUNT, ETC. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the original issue discount regulations relating to original issue discount, and that any original issue discount on the notes, I.E., any excess of the principal amount of the notes over their issue price, does not exceed a DE MINIMIS amount, I.E., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

    INTEREST INCOME ON THE NOTES. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a DE MINIMIS amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

    A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.


    SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a


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

fnote will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.


    FOREIGN HOLDERS. Interest payments made, or accrued, to a noteholder who is a Foreign Person generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Internal Revenue Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on Form W-8 BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by Internal Revenue Service Form W-8BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the Foreign Person provides a properly executed Internal Revenue Service Form W-8BEN claiming an Exemption from or reduction in withholding under the benefit of a tax treaty or an Internal Revenue Service Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person's conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

    BACKUP WITHHOLDING. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a

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certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability.


    NEW WITHHOLDING REGULATIONS. Recently, the Treasury Department issued New Regulations which make certain modifications to withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. We suggest that prospective investors are urged to consult their own tax advisors regarding the New Regulations.



    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Brown & Wood LLP, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Brown & Wood LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Treatment of the notes as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.


    TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

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
    A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See "Tax Consequences to Holder of these Notes" above. The following discussion assumes that the certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, that a series of securities includes a single class of certificates and that the certificates are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

    PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, in this case, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

     (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

    (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

    (iii) prepayment premium payable to the certificateholders for that month;
          and

    (iv) any other amounts of income payable to the certificateholders for that month.

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
    That allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of these amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Allocations Between Transferors and Transferees".

    All of the taxable income allocated to a certificateholder that is a pension, profit sharing or Employee Benefit Plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the a holder under the Internal Revenue Service Code.

    An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

    The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue Service were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

    DISCOUNT AND PREMIUM. Unless otherwise indicated in the applicable prospectus supplement, the applicable seller will represent that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

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
    If the trust acquires the receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

    If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the

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
month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

    The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under
Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

    ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return, Internal Revenue Service Form 1065, with the Internal Revenue Service for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

    Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial

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
institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

    The depositor will be designated as the tax matters partner in the related trust agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on Internal Revenue
Form W-8BEN, Internal Revenue Code Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

    Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust on Internal Revenue Service Form W-8BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder

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
generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


    NEW WITHHOLDING REGULATIONS. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. We suggest that prospective investors consult their own tax advisors regarding the New Regulations.


TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF
  THE SELLER

    TAX CHARACTERIZATION OF THE TRUST


    In the opinion of Brown & Wood LLP, as federal tax counsel to each trust, a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.



    TREATMENT OF THE NOTES AS INDEBTEDNESS. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the noteholders.


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

    If, contrary to the opinion of Brown & Wood LLP, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Brown & Wood LLP, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of the notes.


TRUSTS TREATED AS GRANTOR TRUSTS

    TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST


    If a partnership election is not made, Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Internal Revenue Code. Therefore, the trust itself will not be subject to tax for federal income tax purposes. In this case, Grantor Trust Certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.


    CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

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
    Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with the Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Internal Revenue Code discussed below.

    STRIPPED BONDS. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the Internal Revenue Service, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the recently issued
Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a DE MINIMIS amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, the stripped bond will be considered to have been issued with original issue discount. See "Original Issue Discount". The original issue discount on a Grantor Trust Certificate will be the excess of the Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the

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
price paid by the purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on the Certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the
Section 1286 Treasury Regulations and that income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than DE MINIMIS original issue discount.

    ORIGINAL ISSUE DISCOUNT ON STRIPPED BONDS. If the stripped bonds have more than a DE MINIMIS amount of original issue discount, the special rules of the Code relating to "original issue discount", currently Internal Revenue Code Sections 1271 through 1273 and 1275, will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with original issue discount must include in gross income the sum of the "daily portions," as defined below, of the original issue discount on that stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of original issue discount with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the stripped bond during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final Distribution Date. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of that accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Internal Revenue Code, and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment, other than "qualified stated interest", made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an

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appropriate allocation under either an exact or approximate method set forth in the original issue discount regulations, or some other reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped bonds.


    With respect to stripped bonds, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. We suggest that subsequent purchasers that purchase stripped bonds at more than a DE MINIMIS discount consult their tax advisors with respect to the proper method to accrue the original issue discount.



    MARKET DISCOUNT IF STRIPPED BOND RULES DO NOT APPLY. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in the interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.


    The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total

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remaining market discount and (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Grantor Trust Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Grantor Trust Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Grantor Trust Certificate. The basis for the Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder acquires during the year of the election or thereafter.

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
    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to the receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    On December 30, 1997 the Internal Revenue Service issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the Internal Revenue Service, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of these amortizable bond premium regulations.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The original issue discount regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns or acquires. See "Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the original issue discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be

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
long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than 12 months.

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which the section applies will be treated as ordinary income or loss.

    NON-UNITED STATES PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to
(i) an owner that is not a United States Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, these payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if the Grantor Trust Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that the Grantor Trust Certificateholder is not a United States Person and providing the name and address of the Grantor Trust Certificateholder. Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the Exemption from withholding.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during the year, the information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.


    NEW WITHHOLDING REGULATIONS. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after


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December 31, 2000, subject to certain transition rules. We suggest that prospective investors consult their own tax advisors regarding the New Regulations.



                         CERTAIN STATE TAX CONSEQUENCES



    The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders and certificateholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.


                               *   *   *   *   *


    THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. WE SUGGEST THAT PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.



                              ERISA CONSIDERATIONS


    Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving Plan Assets with persons that are "parties in interest" under ERISA or "disqualified person" under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to Similar Law that impose similar requirements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

    Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example:

    - Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an "in-house asset manager";

    - Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance Company general accounts and parties in interest;

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
    - Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

    - Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance Company pooled separate accounts and parties in interest; or

    - Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

    There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of a Trust if, as described below, the assets of the trust were considered to include Plan assets.

    ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

    Pursuant to Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the trust and the interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by Benefit Plan Investors is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A "publicly-offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in

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
which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 2% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute Plan assets if certificates are acquired by Plans. In that event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust.

    As a result, except in the case of unsubordinated certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

    - a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or

    - an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

    Transfer of subordinated certificates which would be eligible for coverage under the exemption if they were not subordinated may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of Prohibited Transaction Class Exemption 95-60.

    Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Internal Revenue Code. However, the notes may not be purchased with the assets of a Plan if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

    - has investment or administrative discretion with respect to that Plan assets;

    - has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan assets for a fee and pursuant to an agreement or understanding that the advice

       -- will serve as a primary basis for investment decisions with respect to that Plan assets and

       --  will be based on the particular investment needs for that Plan; or

    - is an employer maintaining or contributing to that Plan.

    Employee benefit Plans that are governmental Plans, as defined in
Section 3(32) of ERISA, and certain church Plans, as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, a governmental or church Plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

    A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS

    Unless otherwise specified in the related prospectus supplement, the following discussion applies only to the Senior Certificates issued by a trust.

    The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement the Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that the conditions, highlighted below, are met.

    Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

        (1) The acquisition of the Senior Certificates by a Plan is on terms, including the price for the Senior Certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        (3) The Senior Certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.;

        (4) The trustee is not an affiliate of any other member of the Restricted Group;

        (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

    On July 21, 1997, the Department of Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Obligations supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within the Pre-Funding Period, instead of requiring that all of these Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

        (1) The Pre-Funding Limit must not exceed 25%.

        (2) The Additional Obligations must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

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
        (3) The transfer of the Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

        (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

        (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

           (a) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor or

           (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement; in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

        (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

        (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain Permitted Investments.

        (8) The related prospectus or prospectus supplement must describe:

           (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

           (b) the duration of the Pre-Funding Period;

           (c) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

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
           (d) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

        (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

    The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

        (1) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least 50% of the Senior Certificates are acquired by persons independent of the Restricted Group,

        (2) the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust,

        (3) the Plan's investment in Senior Certificates does not exceed 25% of all of the Senior Certificates outstanding at the time of the acquisition, and

        (4) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by a member of the Restricted Group.

    The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by a trust that has a revolving period. If the trust intends for the Exemption to apply to its sales of Senior Certificates to Plans, it may prohibit sales until the expiration of the revolving period.

    Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, as amended, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

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
SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

    The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor is required to issue general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. Section 401(c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new
Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase.

    As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). It should be noted that if the general account regulations are adopted substantially in the form in which proposed, the general account regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

                              PLAN OF DISTRIBUTION

    The securities of each series that are offered by this prospectus and a prospectus supplement will be offered through one or more of the following methods. The related prospectus supplement will provide specified details as to the method of distribution for the offering.

SALES THROUGH UNDERWRITERS

    If specified in the related prospectus supplement, on the terms and conditions set forth in an underwriting agreement with respect to the securities of a given series, the depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and certificates of the trust specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

    Each prospectus supplement will either--

    - set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes and certificates or

    - specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

    After the initial public offering of the notes and certificates, the public offering prices and the concessions may be changed.

    Each underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the depositor.

    Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that trust, some of which may not be registered or may not be publicly offered.

    The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.


    The underwriters may make a limited market in the securities, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.


OTHER PLACEMENTS OF SECURITIES

    To the extent set forth in the related prospectus supplement, securities of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

    The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities.

    Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities.

Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL OPINIONS


    Certain legal matters relating to the securities of any series have been passed upon for the depositor by Brown & Wood LLP, San Francisco, California. Certain legal matters relating to each trust that is a Delaware business trust have been passed upon for the depositor by Richards, Layton & Finger, Wilmington, Delaware. Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters of each series.

                               GLOSSARY OF TERMS


    Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

    "Actuarial Receivables" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

    "Additional Obligations" means all Obligations transferred to the trust after the Closing Date.

    "Administrator" means the entity specified in the prospectus supplement as the administrator of the trust under an administration agreement.

    "Advances" means both Precomputed Advances and Simple Interest Advances.

    "Amortizable Bond Premium Regulations" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

    "Balloon Payment" means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

    "Balloon Payment Receivable" means a receivable that provides for the amortization of the entire amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the receivable.

    "Benefit Plan Investor" means any:

     - "Employee Benefit Plans" (as defined in Section 3(3) of ERISA), including without limitation governmental plans, foreign pension plans and church plans;

     - "Plans" described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh Plans; or

     - entities whose underlying assets include plan assets by reason of a Plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

    "Book-entry Securities" means the notes and certificates that are held in the United States through DTC and in Europe through Clearstream or Euroclear.

    "Certificate Balance" means with respect to each class of certificates and as the context so requires, with respect to (i) all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or
(ii) any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

    "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

    "Clearstream Customer" means a participating organization of Clearstream.

    "Closing Date" means that date specified in the prospectus supplement on which the trust issues its securities.

    "Collection Period" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

    "Company" means Pooled Auto Securities Shelf LLC.

    "Controlling Class" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

    "Cutoff Date" means the "Cutoff Date" specified in the applicable prospectus supplement.

    "Defaulted Receivable" means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

    "Definitive Certificates" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

    "Definitive Notes" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

    "Definitive Securities" means collectively, the Definitive Notes and the Definitive Certificates.

    "Depository" means DTC and any successor depository selected by the trust.

    "Distribution Date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

    "Eligible Deposit Account" means either--

     - a segregated account with an Eligible Institution; or

     - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

    "Eligible Institution" means--

     - the corporate trust department of the indenture trustee or the related trustee, as applicable; or

     - a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the rating agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

    "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

    "Events of Default" under the related indenture will consist of the events specified under "Description of the Notes--The Indenture" in this prospectus.

    "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination" in this prospectus.

    "Exchange Act" means the Securities Exchange Act of 1940, as amended.

    "Exemption" means the exemption granted to the lead underwriter named in the prospectus supplement by the Department of Labor and described under "ERISA Considerations".


    "Financed Vehicle" means new or used automobile, minivan, sport utility vehicle, light duty truck, motorcycle or commercial vehicle financed by a receivable.


    "Foreign Person" means a nonresident alien, foreign corporation or other non-United States Person.

    "Funding Period" means the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which sale may occur as frequently as daily.

    "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust.

    "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust.

    "Insolvency Event" means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

    "Insolvency Laws" means the United States Bankruptcy Code or similar applicable state laws.

    "Insurer Default" means that the insurer shall fail to make any payment required under the policy or an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the insurer.

    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

    "New Regulations" means the regulations recently issued by the Treasury Department which make certain modifications to withholding, backup withholding and information reporting rules.

    "Obligations" means, with respect to the Exemption, loans or other secured receivables.

    "Permitted Investments" means:

     - direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

     - demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

     - commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

     - investments in money market funds having the highest rating from each Rating Agency;

     - repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each rating agency; and

     - any other investment acceptable to each Rating Agency.

    Permitted Investments are generally limited to Obligations or securities which mature on or before the next Distribution Date.

    "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

    "Plans" means, collectively, Plans subject to ERISA, Section 4975 or Similar Law.

    "Precomputed Advance" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related Collection Period.

    "Precomputed Receivables" means either an actuarial receivable or a rule of 78's receivables.

    "Pre-Funding Limit" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

    "Pre-Funding Period" means, with respect to the Exemption, a 90-day or three-month period following the Closing Date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

    "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus interest accrued on the receivable to the date of purchase at the weighted average interest rate borne by the trust's securities.

    "Rating Agency" means a nationally recognized Rating Agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

    "Receivables Transfer and Servicing Agreements" means, collectively, each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will agree to service such receivables, each trust agreement, including, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued and each administration agreement under which the servicer, or such other person named in the related prospectus supplement, will undertake certain administrative duties with respect to a trust that issues notes.

    "Record Date" means the business day immediately preceding the Distribution Date or, if Definitive Securities are issued, the last day of the preceding calendar month.

    "REMIC" means a Real Estate Mortgage Investment Conduit as defined in
Section 860D of the Code.

    "Restricted Group" means, with respect to the Exemption, Benefit Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

    "Rule of 78's Receivable" means a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

    "SEC" means the Securities and Exchange Commission.

    "Section 1286 Treasury Regulations" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a DE MINIMIS amount, as calculated for purposes of the original issue discount rules of the Code, such stripped bond will be considered to have been issued with original issue discount.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Senior Certificates" means nonsubordinated certificates issued by a trust.

    "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

    "Similar Law" means federal, state or local laws that impose requirements similar to ERISA or the Code.

    "Simple Interest Advance" means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that such Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period.

    "Simple Interest Receivable" means a receivables that provides for the amortization of the amount financed under such receivable over a series of fixed level payment monthly installments.

    "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the Closing Date.

    "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

    "United States Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate or trust, the income of which from sources outside the United States is includable in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

                             SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT, DATED DECEMBER 11, 2000

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS, DATED       , 2000)

                                   $
                                      TRUST 200 -
                        POOLED AUTO SECURITIES SHELF LLC
                                   DEPOSITOR
                             ---------------------
                              SELLER AND SERVICER


The trust will issue the following securities:
                     $             Class A-1    % Asset Backed Notes
                     $             Class A-2    % Asset Backed Notes
                     $             Class A-3    % Asset Backed Notes
                     $             Class B    % Asset Backed Certificates



The primary assets of the trust are a pool of loans made to finance the retail purchase of new or used automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles or commercial vehicles.



The terms of the offering are as follows:



                                                   CLASS A-1   CLASS A-2   CLASS A-3     CLASS B
                                                     NOTES       NOTES       NOTES     CERTIFICATES
                                                   ---------   ---------   ---------   ------------
  Initial Public Offering Price..................       %           %           %             %
  Underwriting Discount..........................       %           %           %             %
  Proceeds to Depositor..........................       %           %           %             %


The price of the securities listed in the table will also include accrued
interest, if any, from       .


The proceeds to depositor listed in the table are before deducting expenses
payable by the depositor estimated to be $         .



BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU READ THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 11 OF THE PROSPECTUS.



These securities are issued by the trust. The securities are not obligations of Pooled Auto Securities Shelf LLC or any of its affiliates.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          FIRST UNION SECURITIES, INC.

             The date of this prospectus supplement is       200 .

                               TABLE OF CONTENTS


                                 PAGE
                               --------
Reading These Documents......     S1-3
Summary of Terms of The
  Securities.................     S1-4
Risk Factors.................    S1-11
The Trust....................    S1-14
  Limited Purpose and Limited
    Assets...................    S1-14
  Capitalization of the
    Trust....................    S1-15
  The Owner Trustee..........    S1-15
The Receivables Pool.........    S1-15
  Criteria Applicable to
    Selection of
    Receivables..............    S1-15
  Weighted Average Life of
    the Securities...........    S1-20
  Delinquency, Credit Loss
    and Recovery
    Information..............    S1-26
The Seller...................    S1-27
  General....................    S1-27
  Underwriting...............    S1-28
  Dealer Agreement...........    S1-29
The Depositor................    S1-29
The Servicer.................    S1-29
  General....................    S1-29
  Collection and Repossession
    Procedures...............    S1-29
  Insurance..................    S1-29
  Extensions.................    S1-29
  Methods of Vehicle
    Disposal.................    S1-29
Computing Your Portion of the
  Amount Outstanding on the
  Notes or Certificates......    S1-29
Maturity and Prepayment
  Considerations.............    S1-30
Description of the Notes.....    S1-31
  Payments of Interest.......    S1-31
  Payments of Principal......    S1-32



                                 PAGE
                               --------
  Optional Prepayment........    S1-33
Description of the
  Certificates...............    S1-33
  Distributions..............    S1-33
  Subordination of Class B
    Certificates.............    S1-34
  Optional Prepayment........    S1-34
Application of Available
  Funds......................    S1-35
  Sources of Funds of
    Distributions............    S1-35
  Priority of
    Distributions............    S1-35
Description of the
  Receivables Transfer and
  Servicing Agreements.......    S1-36
  Accounts...................    S1-36
  Servicing Compensation and
    Expenses.................    S1-37
  Rights Upon Event of
    Servicing Termination....    S1-37
  Waiver of Past Events of
    Servicing Termination....    S1-37
  Deposits to the Collection
    Account..................    S1-37
  Reserve Fund...............    S1-38
Material Federal Income Tax
  Consequences...............    S1-39
Material State Tax
  Consequences...............    S1-40
ERISA Considerations.........    S1-40
  The Notes..................    S1-40
  The Class B Certificates...    S1-40
Underwriting.................    S1-41
Legal Opinions...............    S1-44
Glossary of Terms............    S1-45
Annex I--Form of Investment
  Letter--Class B
  Certificates...............    S-I-1


                                      S1-2

                            READING THESE DOCUMENTS

    We provide information on the securities in two documents that offer varying levels of detail:

        1. Prospectus--provides general information, some of which may not apply to the securities.

        2. Prospectus Supplement--provides a summary of the specific terms of the securities.

    We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

    We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S1-2 in this document and on page 2 in the prospectus to locate the referenced sections.

    You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

                                      S1-3

                       SUMMARY OF TERMS OF THE SECURITIES

    THE FOLLOWING SUMMARY IS A SHORT DESCRIPTION OF THE MAIN TERMS OF THE OFFERING OF THE SECURITIES. FOR THAT REASON, THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO FULLY UNDERSTAND THE TERMS OF THE OFFERING OF THE SECURITIES, YOU WILL NEED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS IN THEIR ENTIRETY.

ISSUER

Trust 200 - will be formed pursuant a trust agreement dated as of          1,
200 , between the depositor and the owner trustee. The trust will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of motor vehicle installment loans which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

OFFERED SECURITIES

The following securities are being offered by this prospectus supplement:

    - $             Class A-1       % Asset Backed Notes;

    - $             Class A-2       % Asset Backed Notes;

    - $             Class A-3       % Asset Backed Notes; and

    - $             Class B       % Asset Backed Certificates,

INVESTMENT IN THE SECURITIES

There are material risks associated with an investment in the securities.

FOR A DISCUSSION OF THE RISK FACTORS WHICH SHOULD BE CONSIDERED IN DECIDING WHETHER TO PURCHASE ANY OF THE SECURITIES, SEE "RISK FACTORS".

CLOSING DATE

The trust expects to issue the securities on             , 200 .

DEPOSITOR

Pooled Auto Securities Shelf LLC

SELLER AND SERVICER

OWNER TRUSTEE

INDENTURE TRUSTEE

PAYMENT DATES

The   th day of each month (or if the   th day is not a business day, the next
succeeding business day).

FIRST PAYMENT DATE

The first payment date will be             , 200 .

RECORD DATES

On each payment date, the trust will pay interest and principal to the holders of the securities as of the related record date. The record dates for the securities will be as follows:

NOTES                The day immediately
                     preceding the payment
                     date.

                                      S1-4

CERTIFICATES         The last day of the
                     month immediately
                     preceding the payment
                     date.

INTEREST RATES

The trust will pay interest on each class of securities at the rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

CLASS A-1 NOTES

"Actual/360", accrued from the prior payment (or the closing date, in the case of the first payment date) to the current payment date).

CLASS A-2 NOTES; CLASS A-3 NOTES AND CLASS B CERTIFICATES

"30/360", accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1.  the outstanding principal balance;

2.  the interest rate; and

3.  (i)  in the case of the class A-1 notes:

        the actual number of days in the accrual period divided by 360; and

    (ii) in the case of the other classes of notes and the class B certificates:

        30 (or in the case of the first payment date,       ) divided by 360.

FOR A MORE DETAILED DESCRIPTION OF THE PAYMENT OF INTEREST, SEE "DESCRIPTION OF THE NOTES--PAYMENTS OF INTEREST" AND "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS".

PRIORITY OF DISTRIBUTIONS

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve fund, the trust will pay the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

(1) SERVICING FEE--the servicing fee payable to the servicer;

(2) NOTE INTEREST--interest due on all the notes ratably to the holders of each class of notes;

(3) CLASS B CERTIFICATE INTEREST--interest distributable to the holders of the class B certificates; however, if the notes have been accelerated after an event of default, this distribution will instead be made after clause 4(iii);

(4) REGULAR PRINCIPAL PAYMENT--an amount equal to the sum of (i) the principal collections on the receivables received during the prior calendar month and
    (ii) the aggregate principal balance (net of liquidation proceeds applied to principal) of all receivables designated as defaulted receivables in that month, will be applied to pay

                                      S1-5
    principal on the securities in the following order of priority:

     (i) on the Class A-1 Notes until they are paid in full;

    (ii) on the Class A-2 Notes until they are paid in full;

    (iii) on the Class A-3 Notes until they are paid in full; and

    (iv) on the Class B Certificates until they are paid in full.

    If payment of the notes is accelerated after an event of default, principal will be paid PRO RATA on all classes of the notes until they are paid in full and then on the Class B Certificates until they are paid in full;

(5) FINAL SCHEDULED PAYMENT DATE--if the payment date is a final scheduled payment date for a class of securities, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (4) will be paid on that class;

(6) RESERVE FUND DEPOSIT--to the reserve fund, the amount, if any, necessary to reinstate the balance of the reserve fund up to its required amount, and

(7) any amounts remaining after the above distributions will be paid to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE PRIORITY OF DISTRIBUTIONS AND THE ALLOCATION OF FUNDS ON EACH PAYMENT DATE, SEE "APPLICATION OF AVAILABLE FUNDS".

CREDIT ENHANCEMENT

The credit enhancement for the securities will be as follows:
    SUBORDINATION OF PRINCIPAL AND INTEREST

Payments of interest on the Class B Certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the Class B Certificates until the notes have been paid in full. If an event of default occurs and the notes are accelerated, no payments will be made on the Class B Certificates until the notes are paid in full.

    RESERVE FUND

On the closing date, the trust will deposit $             to its reserve fund.

On each payment date, if collections on the receivables are insufficient to pay the first five items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the reserve fund, to the extent available, to pay such amounts.

The balance required to be on deposit in the reserve fund will be the lesser of
(a)   % of the outstanding principal balance of the receivables and (b)   % of
the principal balance of the receivables as of       .

On each payment date, the trust will deposit into the reserve fund, to the extent necessary to reinstate the required balance of the reserve fund, any collections on the receivables remaining after the first five items listed in "Priority of Distributions" above are satisfied.

                                      S1-6

On each payment date, the trust will distribute funds on deposit in the reserve fund in excess of the required balance to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE DEPOSITS TO AND WITHDRAWALS FROM THE RESERVE FUND, SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS--RESERVE FUND".

OPTIONAL PREPAYMENT

The servicer has the option to purchase the receivables on any payment date on
which the aggregate principal balance of the receivables is   % or less of the
aggregate principal balance of the receivables at the time they were sold to the trust. The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon. The trust will apply such payment to the payment of the securities in full.

It is expected that at the time this purchase option becomes available to the servicer only the class A-3 notes and the class B certificates will be outstanding.

FINAL SCHEDULED PAYMENT DATES

The trust is required to pay the entire principal amount of each class of securities, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will include the following:

    - the receivables and the collections on the receivables after       , 2000;
    - security interests in the vehicles financed by the receivables;

    - bank accounts (other than the reserve fund);

    - rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

    - other rights under documents relating to the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of                   is as follows:

-    Aggregate
     Principal
     Balance...........  $

-    Number of
     Receivables.......

-    Average Principal
     Balance...........  $

     (Range)             $    to $

-    Average Original
     Amount Financed     $

     (Range)             $    to $

-    Weighted Average
     of Interest Rate                      %

     (Range)                       % to    %

                                      S1-7

-    Weighted Average
     Original Term                    months

     (Range)               months to  months

-    Weighted Average
     Remaining Term                   months

     (Range)               months to  months

SERVICER OF THE RECEIVABLES

The trust will pay the servicer a servicing fee on each payment date for the
previous month equal to 1/12 of   % of the principal balance of the receivables
at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into a trust account.

RATINGS

It is a condition to the issuance of the securities that the:

    class A-1 notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

    class A-2 notes and class A-3 notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies; and

    class B certificates be rated "      " or its equivalent by at least two
    nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of the securities.

NO LISTING ON AN EXCHANGE

The securities will not be listed on exchange or quoted on an automated quotation system of a registered securities association.

FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH THESE SECURITIES, SEE "RISK FACTORS".

MINIMUM DENOMINATIONS

NOTES                   $1,000 and integral
                        multiples thereof

CLASS B CERTIFICATES    $1,000 and integral
                        multiples thereof

REQUIRED REPRESENTATIONS FROM PURCHASERS OF THE CLASS B CERTIFICATES

To purchase class B certificates, you (and anyone to whom you assign or sell the class B certificates) must:

(1) represent and certify under penalties of perjury that you are a United States person; and

(2) represent and certify that you

    (a) are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act

                                      S1-8
        of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing class B certificates on behalf of such a plan or arrangement; or

    (b) are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the class B certificates will have to sign in Annex I to this prospectus supplement.

TAX STATUS


    OPINIONS OF COUNSEL



In the opinion of Brown & Wood LLP, for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.


    INVESTOR REPRESENTATIONS

NOTES                   If you purchase the
                        notes, you agree by
                        your purchase that
                        you will treat the
                        notes as indebtedness
                        for federal income
                        tax purposes.

CLASS B CERTIFICATES    If you purchase the
                        class B certificates,
                        you agree by your
                        purchase that you
                        will treat the trust
                        as a partnership in
                        which the
                        certificateholders
                        are partners for
                        federal income tax
                        purposes.

    INVESTMENT RESTRICTIONS

CLASS B CERTIFICATES    The class B
                        certificates may not
                        be purchased by
                        persons who are not
                        U.S. Persons for
                        federal income tax
                        purposes.

IF YOU ARE CONSIDERING PURCHASING THE CLASS B CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS AND "MATERIAL STATE TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILS.

                                      S1-9

ERISA CONSIDERATIONS

NOTES                   The notes are
                        generally eligible
                        for purchase by
                        employee benefit
                        plans, subject to the
                        considerations
                        discussed under
                        "ERISA
                        Considerations" in
                        this prospectus
                        supplement and the
                        prospectus.

CLASS B CERTIFICATES    The class B
                        certificates may not
                        be acquired by an
                        employee benefit plan
                        or by an individual
                        retirement account.
                        However, an insurance
                        company using its
                        general account may
                        acquire the class B
                        certificates subject
                        to the considerations
                        discussed under
                        "ERISA
                        Considerations" in
                        this prospectus
                        supplement and in the
                        prospectus.

INVESTOR INFORMATION--MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of Pooled Auto Securities Shelf LLC is One First Union Center, TW-9, Charlotte, North Carolina 28288. Its telephone number is (704) 374-8437.

                                     S1-10

                                  RISK FACTORS

    You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of these securities. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in these securities.

SUBORDINATION OF THE        Distributions of interest and principal on the
CERTIFICATES TO THE NOTES   class B certificates will be subordinated in
INCREASES THE RISK OF THE   priority of payment to interest and principal
CERTIFICATES NOT RECEIVING  due on the notes. Consequently, the
FULL DISTRIBUTION OF        certificateholders will not receive any
INTEREST AND PRINCIPAL      distributions with respect to a collection
                            period until the full amount of interest on and
                            principal of the notes due on such payment date
                            has been paid. The certificateholders will not
                            receive any distributions of principal until the
                            notes have been paid in full.

PREPAYMENTS AND LOSSES ON   An event of default under the indenture may
YOUR SECURITIES MAY RESULT  result in payments on the securities being
FROM AN EVENT OF DEFAULT    accelerated. As a result --
UNDER THE INDENTURE
                            - if the receivables are sold, you may suffer
                            losses on your notes or Class B Certificates if
                              the sales proceeds and any other assets of the
                              trust are insufficient to pay the amounts owed
                              on the notes and the Class B Certificates; and

                            - your notes or Class B Certificates may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

                            SEE "DESCRIPTION OF THE NOTES--PAYMENT OF
                            PRINCIPAL--EVENTS OF DEFAULT" IN THIS PROSPECTUS
                            SUPPLEMENT AND "THE INDENTURE--EVENTS OF
                            DEFAULT" IN THE PROSPECTUS.

                                     S1-11

YOU MAY SUFFER LOSSES       Because the trust has pledged its property to
BECAUSE YOU HAVE LIMITED    the indenture trustee to secure payment on the
CONTROL OVER ACTIONS OF     notes, the indenture trustee may, and at the
THE TRUST AND CONFLICTS     direction of the holders of the specified
BETWEEN THE NOTEHOLDERS     percentage of the notes will, take one or more
AND THE CLASS B             of the other actions specified in the indenture
CERTIFICATEHOLDERS MAY      relating to the property of the trust, including
OCCUR                       a sale of the receivables. Furthermore, the
                            holders of a majority of the notes, or the
                            indenture trustee acting on behalf of the
                            holders of the notes, under certain
                            circumstances, has the right to waive events of
                            servicing termination or to terminate the
                            servicer as the servicer of the receivables
                            without consideration of the effect such waiver
                            or termination would have on the holders of the
                            Class B Certificates. The holders of Class B
                            Certificates will not have the ability to waive
                            events of servicing termination or to remove the
                            servicer until the notes have been paid in full.

                            SEE "DESCRIPTION OF THE RECEIVABLES TRANSFER AND
                            SERVICING AGREEMENTS--EVENTS OF SERVICING
                            TERMINATION" IN THE PROSPECTUS AND "--RIGHTS
                            UPON EVENT OF SERVICING TERMINATION" AND
                            "--WAIVER OF PAST EVENTS OF SERVICING
                            TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND
                            IN THE PROSPECTUS.

GEOGRAPHIC CONCENTRATION    As of       , 2000 the servicer's records
MAY RESULT IN MORE RISK TO  indicate that the locations of the obligors of
YOU                         the receivables were in the following states:

                                                                              PERCENTAGE OF
                                                                           AGGREGATE PRINCIPAL
                                                                                 BALANCE
                                                                           -------------------
                                                    .....................             %
                                                    .....................             %
                                                    .....................             %
                                                    .....................             %


                            No other state, by billing addresses at the time
                            of origination, constituted more than 5% of the
                            balance of the receivables as of       .
                            Economic conditions or other factors affecting
                            these states in particular could adversely
                            affect the delinquency, credit loss or
                            repossession experience of the trust.


                                     S1-12

THE FAILURE TO MAKE         The amount of principal required to be paid to
PRINCIPAL PAYMENTS ON THE   noteholders prior to the Final Scheduled Payment
NOTES WILL GENERALLY NOT    Date for a class of notes generally will be
RESULT IN AN EVENT OF       limited to amounts available for those
DEFAULT                     purposes. Therefore, the failure to repay
                            principal of a class of notes generally will not
                            result in the occurrence of an event of default
                            under the indenture until the Final Scheduled
                            Payment Date for the class of notes.

THE SECURITIES WILL NOT BE  The trust will not apply to list the securities
LISTED ON AN EXCHANGE AND   on an exchange or quote them in the automated
THIS MAY MAKE THE           quotation system of a registered securities
SECURITIES DIFFICULT TO     association. The liquidity of securities will
SELL OR TO OBTAIN YOUR      therefore likely be less than what it would be
DESIRED PRICE               in the event that they were so listed or quoted,
                            and there may be no secondary market for the
                            securities. As a result, you may not be able to
                            sell your securities when you want to do so, or
                            you may not be able to obtain the price that you
                            wish to receive. SEE "RISK FACTORS--YOU MAY HAVE
                            DIFFICULTY SELLING YOUR SECURITIES OR OBTAINING
                            YOUR DESIRED PRICE" IN THE PROSPECTUS.


                                     S1-13

    CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS ARE DEFINED IN THE GLOSSARY OF TERMS ON PAGE S1-45 AND THE GLOSSARY OF TERMS ON PAGE 97 IN THE PROSPECTUS.


                                   THE TRUST

LIMITED PURPOSE AND LIMITED ASSETS

    Pooled Auto Securities Shelf LLC will establish the              Trust
200 -  , a Delaware business trust, pursuant to a trust agreement dated as of
             between the depositor and              , as the owner trustee. The
trust will not engage in any activity other than:

    - acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

    - issuing the securities;

    - making payments on the securities; and

    - engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.


    The trust will initially be capitalized with equity in an amount equal to
the Certificate Balance of $      , excluding amounts deposited in the Reserve
Fund. The equity of the trust, together with the net proceeds from the sale of the notes, will be used by the trust to (1) purchase the receivables from the depositor pursuant to the sale and servicing agreement, to be dated as of among the trust, the depositor, the seller and the servicer, and
(2) to fund the initial deposit to the Reserve Fund.


    If the protection provided to the noteholders by the subordination of the certificates and to the noteholders and the certificateholders by the Reserve Fund is insufficient, the trust would have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the Financed Vehicles which secure Defaulted Receivables. In that event, various factors, such as the trust not having perfected security interests in the Financed Vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders and the Class B Certificateholders. See "Description of the Receivables Transfer and Servicing Agreements--Distributions" and "--Reserve Fund" in this prospectus supplement and "Some Important Legal Issues Relating to the Receivables" in the prospectus.

    The trust's principal offices are in              , Delaware       , in care
of              , as owner trustee, at the address listed below under "--The
Owner Trustee".

                                     S1-14

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the notes and the certificates had taken place on such date:

Class A-1 Notes.............................................  $
                                                              ------------
Class A-2 Notes.............................................
Class A-3 Notes.............................................
Class B Certificates........................................
Total.......................................................  $
                                                              ============

THE OWNER TRUSTEE

                 is the owner trustee under the trust agreement.              is
a              banking corporation and its principal offices are located at
                          . The depositor and its affiliates may maintain normal
commercial banking relations with the owner trustee, its parent and their affiliates.

                              THE RECEIVABLES POOL

    The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of receivables which [will be] [have been] purchased by the depositor from the seller, which purchased the receivables, directly or indirectly, from dealers in the ordinary course of business or in acquisitions, and which the depositor will transfer to the trust on the Closing Date. The receivables will include payments on the receivables which are made on or after the Cutoff Date.

CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES.

    The receivables were selected from the depositor's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

    - has a remaining maturity, as of the Cutoff Date, of at least
            months and not more than   months;

    - with respect to loans secured by new Financed Vehicles, had an original
      maturity of at least       months and not more than       months;

    - with respect to loans secured by used Financed Vehicles, had an original
      maturity of at least       months and not more than   months;

    - is a fully-amortizing, fixed rate simple interest loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term
      and has a Contract Rate that equals or exceeds       % per annum, is not
      secured by

                                     S1-15
      any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

    - is secured by a financed vehicle that, as of the Cutoff Date, had not been repossessed without reinstatement;

    - has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cutoff Date;

    - has no payment more than       days past due as of the Cutoff Date; and

    - has a remaining principal balance, as of the Cutoff Date, of at least
      $             .

    No selection procedures believed by the seller to be adverse to the securityholders were utilized in selecting the receivables. No receivable has a
scheduled maturity later than                   .

    The composition of the receivables as of the Cutoff Date is as follows:

- Aggregate Principal Balance........  $
- Number of Receivables..............
- Average Principal Balance..........  $
  (Range)............................  $    to $
- Average Original Amount Financed...  $
  (Range)............................  $    to $
- Weighted Average Interest Rate.....  %
  (Range)............................  % to   %
- Weighted Average Original Term.....  months
  (Range)............................  months to  months
- Weighted Average Remaining Term....  months
  (Range)............................  months to  months
- Percentage of Aggregate Principal
  Balance of Receivables.............  % / % for New/Used Vehicles

                                     S1-16

         DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO MATURITY
                             AS OF THE CUTOFF DATE


                                                                                             PERCENTAGE OF
                                                     PERCENTAGE OF         AGGREGATE           AGGREGATE
                                       NUMBER OF    AGGREGATE NUMBER      RECEIVABLES         RECEIVABLES
      REMAINING TERM IN MONTHS        RECEIVABLES    OF RECEIVABLES    PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------------  -----------   ----------------   -----------------   -----------------
                                                                %         $                            %
  Total.............................                            %         $                            %
                                         =====           =======          ===========           =======


         DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE
                             AS OF THE CUTOFF DATE


                                                                                         PERCENTAGE OF
                                                 PERCENTAGE OF         AGGREGATE           AGGREGATE
                                   NUMBER OF    AGGREGATE NUMBER      RECEIVABLES         RECEIVABLES
  REMAINING PRINCIPAL BALANCE     RECEIVABLES    OF RECEIVABLES    PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  -----------   ----------------   -----------------   -----------------
                                                           %           $                          %
  Total.........................                           %           $                          %
                                     =====           ======            ==========            ======


                                     S1-17

    The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cutoff Date are set forth in the following tables based on the location of the obligors on the receivables at the time each receivable was originated.

     GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE

                                                   PERCENTAGE
                                                       OF
                                                     CUTOFF
                        NUMBER OF     PRINCIPAL    DATE POOL
STATE                  RECEIVABLES     BALANCE      BALANCE
-----                  -----------   -----------   ----------
Alabama..............                $                    %
Alaska...............
Arizona..............
Arkansas.............
California...........
Colorado.............
Connecticut..........
Delaware.............
District of
Columbia.............
Florida..............
Georgia..............
Hawaii...............
Idaho................
Illinois.............
Indiana..............
Iowa.................
Kansas...............
Kentucky.............
Louisiana............
Maine................
Maryland.............
Massachusetts........
Michigan.............
Minnesota............
Mississippi..........
Missouri.............

                                                   PERCENTAGE
                                                       OF
                                                     CUTOFF
                        NUMBER OF     PRINCIPAL    DATE POOL
STATE                  RECEIVABLES     BALANCE      BALANCE
-----                  -----------   -----------   ----------
Montana..............                $                    %
Nebraska.............
Nevada...............
New Hampshire........
New Jersey...........
New Mexico...........
New York.............
North Carolina.......
North Dakota.........
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
Rhode Island.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Vermont..............
Virginia.............
Washington...........
West Virginia........
Wisconsin............
Wyoming..............

                                     S1-18

     DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                          PERCENTAGE OF
                                                                           CUTOFF DATE
                                         NUMBER OF                            POOL
CONTRACT RATE                           RECEIVABLES   PRINCIPAL BALANCE      BALANCE
-------------                           -----------   -----------------   -------------
1.90% to 1.99%........................                   $                         %
2.00% to 2.49%........................
2.50% to 2.99%........................
3.00% to 3.49%........................
3.50% to 3.99%........................
4.00% to 4.49%........................
4.50% to 4.99%........................
5.00% to 5.49%........................
5.50% to 5.99%........................
6.00% to 6.49%........................
6.50% to 6.99%........................
7.00% to 7.49%........................
7.50% to 7.99%........................
8.00% to 8.49%........................
8.50% to 8.99%........................
9.00% to 9.49%........................
9.50% to 9.99%........................
10.00% to 10.49%......................
10.50% to 10.99%......................
11.00% to 11.49%......................
11.50% to 11.99%......................
12.00% to 12.49%......................
12.50% to 12.99%......................
13.00% to 13.49%......................
13.50% to 13.99%......................
14.00% to 14.49%......................
14.50% to 14.99%......................
15.00% to 15.49%......................
15.50% to 15.99%......................
16.00% to 16.49%......................
16.50% to 16.99%......................
17.00% to 17.49%......................
17.50% to 17.99%......................
18.00% to 18.49%......................
18.50% to 18.99%......................
19.00% to 19.49%......................
19.50% to 19.99%......................
20.00%................................
Totals................................

                                     S1-19

WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

    Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

    The rate of payment of principal of each class of notes and the Class B Certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes and the final distribution in respect of the Class B Certificates could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders and the Class B Certificateholders will exclusively bear any reinvestment risk associated with early payment of their notes and certificates.

    The ABS Table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" have been prepared on the basis of following assumed characteristics of the receivables--

    - the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

    - each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

    - payments on the notes and the Class B Certificates are made on each Payment Date (and each payment date is assumed to be the fifteenth day of the applicable month);

    - the balance in the Reserve Fund on the Payment Date is equal to the Specified Reserve Fund Balance; and

    - the servicer exercises its option to purchase the receivables on the earliest Payment Date on which it is permitted to do so, as described in this prospectus supplement.

                                     S1-20

    The ABS Tables indicates the projected weighted average life of each class of notes and the Class B Certificates and set forth the percent of the initial principal amount of each class of notes and the percent of the initial Certificate Balance of the Class B Certificates that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

    The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, Contract Rate of interest, original term to maturity and remaining term to maturity as of the Cutoff Date will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed Cutoff Date of
             .

                                                 CONTRACT   ORIGINAL TERM   REMAINING TERM
                                 AGGREGATE       RATE OF     TO MATURITY     TO MATURITY
POOL                         PRINCIPAL BALANCE   INTEREST    (IN MONTHS)     (IN MONTHS)
----                         -----------------   --------   -------------   --------------
1..........................     $                     %
2..........................
3..........................
4..........................
5..........................
6..........................
7..........................
8..........................
9..........................
10.........................
11.........................
12.........................
13.........................
14.........................
15.........................
16.........................
17.........................
18.........................

    The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of

                                     S1-21
the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes and the Class B Certificates.

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                    CLASS A-1 NOTES                             CLASS A-2 NOTES                  CLASS A-3 NOTES
                       -----------------------------------------   -----------------------------------------   -------------------
PAYMENT DATE              %          %          %          %          %          %          %          %          %          %
------------           --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................

                         CLASS A-3 NOTES
                       -------------------
PAYMENT DATE              %          %
------------           --------   --------
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................

                                     S1-22

                                    CLASS A-1 NOTES                             CLASS A-2 NOTES                  CLASS A-3 NOTES
                       -----------------------------------------   -----------------------------------------   -------------------
PAYMENT DATE              %          %          %          %          %          %          %          %          %          %
------------           --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................

                         CLASS A-3 NOTES
                       -------------------
PAYMENT DATE              %          %
------------           --------   --------
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................

                                     S1-23

    The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                                CLASS B CERTIFICATES
                                                      -----------------------------------------
PAYMENT DATE                                             %          %          %          %
------------                                          --------   --------   --------   --------
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
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 ....................................................
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 ....................................................
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 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................

                                     S1-24

                                                                CLASS B CERTIFICATES
                                                      -----------------------------------------
PAYMENT DATE                                             %          %          %          %
------------                                          --------   --------   --------   --------
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................

                                     S1-25

DELINQUENCY, CREDIT LOSS AND RECOVERY INFORMATION

    Set forth below is certain information concerning the experience of the seller pertaining to new and used automobile, minivan, sport utility vehicle, light-duty truck, motorcycle or commercial vehicle receivables, including those previously sold which the seller continues to service. The amounts and percentages set forth are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. Percentages have been
annualized for the       months ended              , 200 and 200 and are not
necessarily indicative of the experience for the year. [Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.] Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs. There can be no assurance that the delinquency, repossession and net loss experience on the receivables transferred to the trust will be comparable to that set forth below:

                             DELINQUENCY EXPERIENCE

                                                  AT                                      AT DECEMBER 31,
                              -------------------------------------------   -------------------------------------------
                                     , 200                  , 200                  , 199                  , 199
                              --------------------   --------------------   --------------------   --------------------
                              NUMBER OF              NUMBER OF              NUMBER OF              NUMBER OF
                              CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT
                              ---------   --------   ---------   --------   ---------   --------   ---------   --------
Portfolio...................                $                      $                      $                      $
Period of Delinquency
  31-60 Days................
  61 Days or More...........
                                 ---        ----        ---        ----        ---        ----        ---        ----
Total Delinquencies.........                $                      $                      $                      $
Total Delinquencies as a
  Percent of the
  Portfolio.................        %           %          %           %          %           %          %           %

                                                                 AT DECEMBER 31,
                                        ------------------------------------------------------------------
                                               , 199                  , 199                  , 199
                                        --------------------   --------------------   --------------------
                                        NUMBER OF              NUMBER OF              NUMBER OF
                                        CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT
                                        ---------   --------   ---------   --------   ---------   --------
Portfolio.............................                $                      $                      $
Period of Delinquency
  31-60 Days..........................
  61 Days or More.....................
                                           ---        ----        ---        ----        ---        ----
Total Delinquencies...................                $                      $                      $
Total Delinquencies as a
  Percent of the Portfolio............        %           %          %           %          %           %

                                     S1-26

                    THE SELLER IS A [          ] CORPORATION


                      CREDIT LOSS/REPOSSESSION EXPERIENCE

                                                 ENDED,                        YEAR ENDED DECEMBER 31,
                                           -------------------   ----------------------------------------------------
                                             200        200        199        199        199        199        199
                                           --------   --------   --------   --------   --------   --------   --------
Average Amount Outstanding During the
  Period.................................    $          $          $          $          $          $          $
Average Number of Contracts Outstanding
  During the Period......................
Percent of Contracts Acquired During the
  Period with Recourse to the Dealer.....        %          %          %          %          %          %          %
Repossessions as a Percent of Average
  Number of Contracts Outstanding........        %          %          %          %          %          %          %
Net Losses as a Percent of
  Liquidations(3)(4).....................        %          %          %          %          %          %          %
Net Losses as a Percent of Average Amount
  Outstanding............................        %          %          %          %          %          %          %

    The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

    [Discussion and analysis of trends and reasons for changes in the tables, trends that Seller's management is aware of that are expected to impact the future performance of the portfolio and an explanation of any anomalies. Further, add any material information known by management relating to trends in the industry, generally, and in the legal, social and economic situation in those states where receivables are billed that could likely have an adverse effect on the trust portfolio.]


                                   THE SELLER


GENERAL




    [                is a           corporation with principal executive offices
at                 . The seller provides funding that allows franchised and
independent automobile dealers to finance their customers' purchases of new and used automobiles, light duty trucks and vans. For the twelve months ending
      ,       , the seller funded the origination of approximately $    ,     ,
principal amount of motor vehicle loans. The seller services the motor vehicle loans that it funds.



    The seller purchases motor vehicle retail installment sales contracts from and originates motor vehicle installment loan contracts through motor vehicle dealers. Each contract is secured by the financed vehicle that is the subject of the contract.


                                     S1-27

Dealers generally originate contracts for the seller and/or sell contracts to the seller under dealer agreements between the dealers and the seller.



    The seller enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with independent dealers that sell used motor vehicles, in each case based upon a financial review of the dealer and the dealer's reputation in the market. In addition to financing contracts from dealers, the seller also sometimes extends loans and lines of credit to dealers for, among other things, inventory financing and other commercial purposes. The seller only extends loans or lines of credit to dealers based upon a financial review, and formalized credit review procedures.



UNDERWRITING



    Each application is generated by a dealer and underwritten by the seller in accordance with the seller's established underwriting policies. These underwriting policies are intended to assess the applicant's ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.



    The seller requires each applicant to complete an application form providing various items of general demographic information, financial information and employment history. In addition, specific information on the motor vehicle to be financed is required as part of the application process. Once obtained by the seller, the application is reviewed for completeness and a credit bureau report is obtained. The seller's underwriting process takes into account such factors as FICO score, credit bureau report, a custom credit score, past vehicle borrowing experience, employment stability, residence stability, income level, total debt-to-income ratio, and the proposed payment-to-income ratio. The seller may conduct additional investigation such as verifying information in the application or obtaining a second credit bureau report.



    The seller then analyzes each application in the context of its underwriting policies. Each application is reviewed by an employee with underwriting responsibilities, and a decision is made with respect to each application based on these policies. With respect to those applications that are approved, the amount and terms of the financing to be offered are determined. The available term for a contract is a function of the age of the motor vehicle and the applicable FICO score. Acceptable terms generally range from 24 to 72 months in length.



    The seller's underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain contracts may not comply with all of these policies. Exceptions to the seller's underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.


                                     S1-28

DEALER AGREEMENTS



    Each dealer that originates contracts for the seller has made representations and warranties with respect to the contracts and the security interests in the motor vehicles either in a separate dealer agreement or as part of an assignment of a contract from the dealer to the seller. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the contracts. Upon breach of any representation or warranty made by a dealer with respect to a contract, the seller would have a right of recourse against the dealer to require it to purchase the contract. Dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the obligor.]


                                 THE DEPOSITOR

    The depositor was formed in the State of Delaware on April 14, 2000. First Union Pass Co. Inc., a wholly owned subsidiary of First Union National Bank, is the sole member of the depositor. The principal executive offices of the depositor are located at One First Union Center, TW-9, Charlotte, North Carolina 28288. Its telephone number is (704) 374-8437.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling assets to such trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities.

                                  THE SERVICER

           [DESCRIPTION OF THE SERVICER AND ITS SERVICING STANDARDS]

GENERAL

COLLECTION AND REPOSSESSION PROCEDURES

INSURANCE

EXTENSIONS

METHODS OF VEHICLE DISPOSAL

                      COMPUTING YOUR PORTION OF THE AMOUNT
                    OUTSTANDING ON THE NOTES OR CERTIFICATES

    The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates. See "Pool Factors and Trading Information" in the prospectus.

                                     S1-29

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, no principal payments will be made

    - on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

    - on the Class A-3 Notes until the Class A-2 Notes have been paid in full;
      or

    - on the Class B Certificates until the Class A-3 Notes have been paid in full.

However, if the notes are accelerated after an event of default, principal payments will be applied PRO RATA all classes of the notes. See "Application of Available Funds" in this prospectus supplement.

    Since the rate of payment of principal of each class of notes and the Class B Certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes and the final distribution in respect of the Class B Certificates could occur significantly earlier than the respective Final Scheduled Payment Dates.

    WE CANNOT ASSURE YOU THAT YOUR SECURITIES WILL BE REPAID ON THE FINAL SCHEDULED PAYMENT DATES. It is expected that final payment of each class of notes and the final distribution in respect of the Class B Certificates will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment Dates would constitute an event of default under the indenture. See "Description of the Notes--Payments of Interest" in this prospectus supplement and "Description of the Notes--The Indenture--Events of Default" in the prospectus. In addition, the remaining Certificate Balance of the Class B Certificates is required to be paid in full on or prior to its Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the Class B Certificates in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes and the final distribution in respect of the Class B Certificates could occur later than such dates.

    THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED REPURCHASES BY THE SELLER AND THE SERVICER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE SECURITIES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the securities.

                                     S1-30

The noteholders and the Class B Certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

    RISKS OF SLOWER OR FASTER REPAYMENTS. Noteholders and Class B Certificateholders should consider--

    - in the case of notes or Class B Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

    - in the case of notes or Class B Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                            DESCRIPTION OF THE NOTES


    The trust will issue the notes under an indenture to be dated as of       ,
200 between the trust and       , as indenture trustee. We will file a copy of
the indenture with the SEC after the trust issues the notes. We summarize the material terms of the notes below and under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. This summary is not a complete description of all the provisions of the notes and the indenture. We refer you to those provisions. The following supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under those sections of the prospectus. We refer you to those sections.


PAYMENTS OF INTEREST

    Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each Payment Date. The trust will make payments to the noteholders as of each Record Date.

    CALCULATION OF INTEREST. Interest will accrue and will be calculated on the various classes of notes as follows:

    - ACTUAL/360. Interest on the Class A-1 Notes will accrue from the prior Payment Date (or the Closing Date, in the case of the first Payment Date) to the current Payment Date and be calculated on the basis of actual days elapsed and a 360-day year;

    - 30/360. Interest on the Class A-2 Notes and Class A-3 Notes will accrue
      form the   th day of the previous month (or the Closing Date, in the case of the

                                     S1-31
      first Payment Date) to the   th of the current month and be calculated on
      the basis of a 360-day year of twelve 30-day months; and

    - UNPAID INTEREST ACCRUES. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

    PRIORITY OF INTEREST PAYMENTS. The trust will pay interest on the notes (without priority among the classes of notes) on each Payment Date with Available Funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

    THE TRUST WILL PAY INTEREST PRO RATA TO NOTEHOLDERS IF IT DOES NOT HAVE ENOUGH FUNDS AVAILABLE TO PAY ALL INTEREST DUE ON THE NOTES. The amount available for interest payments on the notes could be less than the amount of interest payable on the notes on any Payment Date. In that event, the holders of each class of notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the noteholders.

PAYMENTS OF PRINCIPAL

    PRIORITY AND AMOUNT OF PRINCIPAL PAYMENTS. The trust will generally make principal payments to the noteholders on each Payment Date in the amount and in the priority set forth under "Application of Available Funds" in this prospectus supplement.

    EVENT OF DEFAULT. An event of default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date. The failure to pay principal of a note is not an event of default until its Final Scheduled Payment Date. Payments on the notes may be accelerated upon an event of default. Upon an acceleration of the notes, the priority in which the trust makes distributions to the noteholders and certificateholders will change such that payments of principal will be made PRO RATA to the holders of each class of notes and interest payments on the Class B Certificates will not be made until the notes are paid in full.

    NOTES MIGHT NOT BE REPAID ON THEIR FINAL SCHEDULED PAYMENT DATES. The principal balance of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

                                     S1-32

OPTIONAL PREPAYMENT


    All outstanding notes will be prepaid in whole, but not in part, on any Payment Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the aggregate principal balance of the receivables has declined to 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, as described in the prospectus under "Description of Receivables Transfer and Servicing Agreements--Servicing Termination." The redemption price for the notes outstanding will be equal to--

    - the unpaid principal amount of such notes plus accrued and unpaid interest on those notes; plus

    - interest on any past due interest at the rate of interest on those notes (to the extent lawful).

                        DESCRIPTION OF THE CERTIFICATES


    The trust will issue the Class B Certificates in definitive form under the trust agreement. We will file a copy of the trust agreement with the SEC after the trust issues the notes and the Class B Certificates. We summarize the material terms of the Class B Certificates and the trust agreement below and under the headings "Certain Information Regarding the Securities" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus and in this prospectus supplement. This summary is not a complete description of all the provisions of the trust agreement and the Class B Certificates. We refer you to those provisions. The following is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement provided under those sections of the prospectus. We refer you to those sections.


DISTRIBUTIONS

    INTEREST.  On each Payment Date, commencing       , the Class B
Certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance at the applicable rate of interest set forth on the cover page of this prospectus supplement.

    Interest will accrue--

    - in the case of the first Payment Date, from and including the Closing Date
      to but excluding the   th day of the following calendar month; or

    - otherwise, from and including the   th day of the calendar month preceding
      the Payment Date to but excluding the   th day of the calendar month of
      that Payment Date.

    INTEREST IS CALCULATED 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

                                     S1-33

    UNPAID INTEREST ACCRUES. Interest distributions due for any Payment Date but not distributed on such Payment Date will be due on the next Payment Date increased by an amount equal to interest on such amount at the rate of interest on the Class B Certificates (to the extent lawful).

    DISTRIBUTIONS ON CLASS B CERTIFICATES. The trust will make distributions on the Class B Certificates in the amounts and in the priority set forth under "Application of Available Funds" in this prospectus supplement. Class B Certificateholders will not receive any distributions of principal until the notes are paid in full. Following the occurrence of an event of default which has resulted in an acceleration of the notes, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the Class B Certificates.

    The outstanding Certificate Balance of the Class B Certificates will be payable in full on the Final Scheduled Payment Date for the Class B Certificates. The actual date on which the trust pays the Certificate Balance of the Class B Certificates may be earlier or later than that Final Scheduled Payment Date, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

SUBORDINATION OF CLASS B CERTIFICATES

    The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, if the notes have been accelerated, principal. In addition, the Class B Certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the notes has been paid in full. This subordination is effected by the priority of distributions set forth under "Application of Available Funds" in this prospectus supplement.

OPTIONAL PREPAYMENT

    If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, you will receive an amount in respect of your Class B Certificates equal to the sum of:

    - the outstanding Certificate Balance of your Class B Certificates together with accrued and unpaid interest at the rate of interest for the Class B Certificates; and

    - interest on any past due interest at the rate of interest for the Class B Certificates, to the extent lawful.

    That distribution will cause the early retirement of your certificates. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus.

                                     S1-34

                         APPLICATION OF AVAILABLE FUNDS

SOURCES OF FUNDS OF DISTRIBUTIONS

    The funds available to the trust to make payments on the securities on each; Payment Date will come from the following sources:

    - collections received on the receivables during the prior calendar month;

    - net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months;

    - the aggregate amount of Advances remitted by the servicer;

    - proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer because of certain breaches of representations or covenants; and

    - funds, if any, withdrawn from the Reserve Fund for that Payment Date.

    The precise calculation of the funds available to make payments on the securities is set forth in the definition of Available Funds in the section "Glossary of Terms". We refer you to that definition. Among other things, Available Funds are net of (i) reimbursements of outstanding Advances to the servicer and (ii) payments to the servicer of various fees paid by the obligors that constitute the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Advances" and "--Servicing Compensation and Expenses" in the prospectus.

PRIORITY OF DISTRIBUTIONS

    On each Payment Date the trust will apply the Available Funds for that Payment Date in the following amounts and order of priority:

    (1) SERVICING FEE--the Servicing Fee payable to the servicer;

    (2) NOTE INTEREST--interest due on all the notes ratably to the holders of each class of notes;

    (3) CLASS B CERTIFICATE INTEREST--interest distributable to the holders of the Class B Certificates; however, if an event of default has occurred and the notes have been accelerated, amounts in this clause (3) will instead be paid after clause (4) (iii) below;

    (4) PRINCIPAL PAYMENT--an amount equal to the sum of (i) the principal collections on the receivables received during the prior calendar month and (ii) the aggregate of principal balance, net of Liquidation Proceeds applied to principal, of all receivables designated as Defaulted Receivables in that month will be applied to pay principal on the securities in the following order of priority:

    (5) on the Class A-1 Notes until they are paid in full;

    (6) on the Class A-2 Notes until they are paid in full;

                                     S1-35

    (7) on the Class A-3 Notes until they are paid in full;

    (8) on the Class B Certificates until they are paid in full;

       however, if the notes are accelerated after an event of default, principal payments will be applied PRO RATA on all classes of the notes;

    (9) FINAL SCHEDULED PAYMENT DATE--if the Payment Date is a Final Scheduled Payment Date for a class of securities, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (5) will be paid on that class;

   (10) RESERVE FUND DEPOSIT--to the Reserve Fund, the amount, if any, necessary to reinstate the balance of the Reserve Fund up to the Specified Reserve Fund Balance; and

   (11) any amounts remaining after the above distributions shall be paid to the seller.

    A Defaulted Receivable referred to in clause (4) above is a receivable
(i) that the servicer determines is unlikely to be paid in full or (ii) with
respect to which at least       % of a scheduled payment is       or more days
delinquent.

        DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS


    We have summarized below and in the prospectus under "Description of the Receivables Transfer and Servicing Agreements" the material terms of the sale and servicing agreement. We will file a copy of the sale and servicing agreement with the SEC after the trust issues the notes and the certificates. This summary is not a complete description of all of the provisions of the sale and servicing agreement. We refer you to the sale and servicing agreement.


ACCOUNTS

    In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Payment Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an event of servicing termination, (2) if is no longer the servicer or (3) if one of the other conditions set forth in the sale and servicing agreement is not met. In addition to the accounts referred to under "Description of Receivables Transfer and Servicing Agreements--Accounts" in the prospectus--

    - the indenture trustee will establish a payment account for the benefit of the noteholders;

    - the owner trustee will establish a payment account for the benefit of the Class B Certificateholders; and

                                     S1-36

    - the servicer will establish and will maintain with the indenture trustee the Reserve Fund, in the name of the indenture trustee on behalf of the noteholders and the certificateholders.

SERVICING COMPENSATION AND EXPENSES

    The servicer is entitled to receive the Servicing Fee on each Payment Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such Payment Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

    If an event of servicing termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Class B Certificates) may remove the servicer without the consent of any of the other securityholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

    If an event of servicing termination occurs, a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Class B Certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any event of servicing termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The certificateholders will not have the right to determine whether any event of servicing termination should be waived until the notes have been paid in full.


DEPOSITS TO THE COLLECTION ACCOUNT


    On or before the Payment Date, the servicer will cause all collections on receivables, Advances by the servicer and other amounts constituting the Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements--Collections" and "--Advances" in the prospectus.

    On or before each Payment Date, the servicer will notify the indenture trustee to withdraw the following amounts from the Reserve Fund in the following order and deposit them into the Collection Account. In each case, the amount will be

                                     S1-37
withdrawn only to the extent of funds in the Reserve Fund after giving effect to all prior withdrawals. The amounts to be withdrawn from the Reserve Fund are:

    - the Reserve Fund Excess Amount and

    - the amount, if any, by which (a) the Total Required Payment exceeds
      (b) the Available Funds for that Payment Date.

    SERVICER WILL PROVIDE INFORMATION TO INDENTURE TRUSTEE. On the Business Day prior to each Payment Date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such Payment Date, including:

    - the amount of aggregate collections on the receivables;

    - the aggregate amount of Defaulted Receivables;

    - the aggregate Advances to be made by the servicer;

    - the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer;

    - the aggregate amount to be distributed as principal and interest on the securities; and

    - the Servicing Fee.

RESERVE FUND

    The servicer will establish the Reserve Fund. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the Reserve Fund are depleted, the noteholders and the Class B Certificateholders will have no recourse to the assets of the depositor, the seller or the servicer as a source of payment.

    DEPOSITS TO THE RESERVE FUND.  The Reserve Fund will be funded by a deposit
by the seller on the Closing Date in the amount of $         . The amount on
deposit in the Reserve Fund may increase from time to time up to the Specified Reserve Fund Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

    WITHDRAWALS FROM THE RESERVE FUND. The amount on deposit in the Reserve Fund may be deposited into the Collection Account to the extent described under "--Deposits to the Collection Account" above.

    In addition, the indenture trustee will withdraw amounts from the Reserve Fund on any Payment Date to the extent that such amounts together with the Available Funds for such Payment Date would be sufficient to pay the sum of the Servicing Fee and all outstanding notes and Class B Certificates in full.

                                     S1-38

    INVESTMENT. Amounts on deposit in the Reserve Fund will be invested by the indenture trustee at the direction of the seller in permitted investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Fund. Permitted investments are generally limited to obligations or securities that mature on or before the next Payment Date. However, to the extent each rating agency rating the notes or the Class B Certificates confirms that such actions will not adversely affect its ratings of the securities, funds in the Reserve Fund may be invested in obligations that will not mature prior to the next Payment Date and will not be sold to meet any shortfalls.

    FUNDS IN THE RESERVE FUND WILL BE LIMITED. Amounts on deposit in the Reserve Fund from time to time are available to--

    - enhance the likelihood that you will receive the amounts due on your notes or Class B Certificates; and

    - decrease the likelihood that you will experience losses on your notes or Class B Certificates.

    However, the amounts on deposit in the Reserve Fund are limited to the Specified Reserve Fund Balance. If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Fund, a shortfall in the amounts distributed to the noteholders and Class B Certificateholders could result. Depletion of the Reserve Fund ultimately could result in losses on your notes or Class B Certificates.

    After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Fund in order to maintain the Specified Reserve Fund Balance.

    After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and Class B Certificates and the outstanding principal amount of the notes and the Certificate Balance of the Class B Certificates, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the seller.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


    In the opinion of Brown & Wood LLP, counsel for the depositor and Federal Tax Counsel for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes. See "Material Federal Income Tax Consequences" in the Prospectus.


                                     S1-39

                        MATERIAL STATE TAX CONSEQUENCES
                [Description of Material State Tax Consequences]

                              ERISA CONSIDERATIONS

THE NOTES

    The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although we cannot assure you in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes--

    - are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes, see "Material Federal Income Tax Consequences" in the prospectus; and

    - should not be deemed to have any "substantial equity features".

See "ERISA Considerations" in the prospectus.

    However, the acquisition and holding of notes of any class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

THE CLASS B CERTIFICATES

    Benefit Plan Investors may not acquire the Class B Certificates. An insurance company using the assets of its general account may purchase Class B Certificates on the condition that--

    - such insurance company is able to represent that, as of the date it acquires an interest in a Class B Certificate, less than 25% of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Internal Revenue Code; and

    - such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in such Class B Certificate, 25% or more of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Internal Revenue Code, and, at that time, if no exemption or exception applies to the continued holding of the Class B

                                     S1-40

      Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class B Certificates then held in its general account by the end of the next quarter.

    In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Internal Revenue Code could be deemed to occur if any holder of the Class B Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each purchaser of the Class B Certificates will be required to represent and certify that it either--

    - is not a Benefit Plan Investor nor acquiring such Class B Certificates on behalf of any such Benefit Plan Investor; or

    - is an insurance company using the assets of its general account under the limitations described above.

    For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes and Class A-3 Notes set forth opposite its name below:

                                                 PRINCIPAL   PRINCIPAL   PRINCIPAL
                                                 AMOUNT OF   AMOUNT OF   AMOUNT OF
                                                 CLASS A-1   CLASS A-2   CLASS A-3
NOTE UNDERWRITER                                   NOTES       NOTES       NOTES
----------------                                 ---------   ---------   ---------
First Union Securities, Inc....................
 ...............................................
 ...............................................
 ...............................................
  Total........................................

    The depositor has been advised by the underwriters of the notes that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the public offering prices may change.

    Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named

                                     S1-41
below, and each of those underwriters has severally agreed to purchase, the initial principal amount of the Class B Certificates set forth below opposite its name.

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS B
CLASS B CERTIFICATES UNDERWRITERS                             CERTIFICATES
---------------------------------                             ------------
First Union Securities, Inc.................................
 ............................................................
Total.......................................................

    The depositor has been advised by the underwriters of the Class B Certificates that they propose initially to offer the Class B Certificates to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class B Certificates, the public offering price may change.

    The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

                                                          SELLING
                                                        CONCESSIONS     REALLOWANCE
                                                       NOT TO EXCEED   NOT TO EXCEED
                                                       -------------   -------------
Class A-1 Notes......................................
Class A-2 Notes......................................
Class A-3 Notes......................................
Class B Certificates.................................
  Total for the Notes and Class B Certificates.......

    Until the distribution of the notes and the Class B Certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes and the Class B Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes and the Class B Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes and the Class B Certificates.

    The underwriters may make short sales in the notes or the Class B Certificates in connection with this offering (i.e., they sell more notes or Class B Certificates than they are required to purchase in the offering). This type of short sale is commonly referred to as a "naked" short sale because the underwriters do not have an option to purchase these additional securities in the offering. The underwriters must close out any naked short position by purchasing notes or Class B Certificates, as the case may be, in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the

                                     S1-42
notes or Class B Certificates in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or the Class B Certificates or preventing or retarding a decline in the market price of the notes or the Class B Certificates.

    The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes or Class B Certificates in the open market to reduce the underwriters' short position or to stabilize the price of such notes or Class B Certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes or Class B Certificates, as the case may be, as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the Class B Certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The notes and the Class B Certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the notes and the Class B Certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the notes or the Class B Certificates will develop. If a secondary market for the notes or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or Class B Certificates.

    The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters.

    In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

    The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

                                     S1-43

    The closings of the sale of each class of the notes and the Class B Certificates are conditioned on the closing of the sale of each other class of notes and those certificates.



    This prospectus supplement and the related prospectus will not be available in electronic format.


                                 LEGAL OPINIONS


    Certain legal matters relating to the securities, including certain federal income tax matters, have been passed upon for the depositor by Brown & Wood LLP. Certain legal matters relating to the trust have been passed upon for the depositor by Richards, Layton & Finger. Certain legal matters relating to the securities have been passed upon for the underwriters by Brown & Wood LLP.


                                     S1-44

                               GLOSSARY OF TERMS

    Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

    "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Securities".

    "ABS Table" means the table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" beginning on page S1- of this prospectus supplement.

    "Advance" means, with respect to a receivable and a payment date, the excess, if any, of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest OVER (b) the interest actually received by the servicer from the obligor or from payment of the Purchase Amount during or with respect to that Collection Period.

    "Available Collections" for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

    - all payments collected on the Receivables;

    - all Liquidation Proceeds and all recoveries in respect of receivables which were designated as defaulted receivables in prior Collection Periods;

    - all Advances made by the servicer of interest due on the receivables; and

    - the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period;

    - partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the cutoff date.

    The Available Collections on any payment date will exclude the following:

    - amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable;

    - amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

    - all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

                                     S1-45

    - Liquidation Proceeds with respect to accrued and unpaid interest (but not including interest on the receivable for the then current Collection Period) but only to the extent of any unreimbursed Advances; and

    - amounts constituting the Supplemental Servicing Fee.

    "Available Funds" for a payment date shall be the sum of the Available Collections and the Reserve Fund Excess Amount.

    "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York are authorized by law, regulation or executive order to be closed.

    "Certificate Balance" means, with respect to the Class B Certificates,
initially, $         and, thereafter, means the initial certificate balance of
the Class B Certificates, reduced by all amounts allocable to principal previously distributed to the Class B Certificateholders.

    "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

    "Closing Date" means           .

    "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

    "Collection Period" means, with respect to the first payment date, the
calendar month ending on              , and with respect to each subsequent
payment date, the calendar month preceding the calendar month in which such payment date occurs.

    "Contract Rate" means the per annum interest borne by a receivable.

    "Cutoff Date" means the date as of which the seller will transfer the
receivables to the trust, which is           .

    "Defaulted Receivable" means a receivable (i) that the servicer determines
is unlikely to be paid in full or (ii) with respect to which at least   % of a
scheduled payment is   or more days delinquent as of the end of a calendar
month.


    "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.


    "Final Scheduled Payment Date" for each class of notes and Class B Certificates means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

    "Liquidation Proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after

                                     S1-46
repossession, on a defaulted receivable net of any payments required by law to be remitted to the Obligor.

    "Payment Date" means the date on which the trust will pay interest and
principal on the notes and certificates, which will be the              day of
each month or, if any such day is not a Business Day, on the next Business Day,
commencing      .

    "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable, the unpaid principal balance of the receivable plus interest accrued thereon to the date of repurchase at the interest rate specified in the receivable.

    "Record Date" with respect to any payment date means--

    - with respect to the notes, the day immediately preceding the payment date or, if the notes are issued as Definitive Notes, the last day of the preceding month; and

    - with respect to the certificates, the last day of the month preceding the payment date.

    "Reserve Fund" means the account which the servicer will establish in the name of the indenture trustee into which the trust will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

    "Reserve Fund Excess Amount" means with respect to any Payment Date, is the amount equal to the excess, if any, of--

    - the amount of cash or other immediately Available Funds in the Reserve Fund on that Payment Date, prior to giving effect to any withdrawals from the Reserve Fund relating to that Payment Date; over

    - the Specified Reserve Fund Balance with respect to that Payment Date.

    "Reserve Initial Deposit" means the $      initially deposited into the
reserve fund.

    "SEC" means the Securities and Exchange Commission.

    "Servicing Fee" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of [1.00]% and the outstanding principal balance of the receivables as of the first day of the related Collection Period.

    "Specified Reserve Fund Balance" means the lesser of--

    -   % of the outstanding principal balance of the receivables; and

    -   % of the principal balance of the receivables as of the Cutoff Date.

    "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late, prepayment, and other administrative fees and expenses collected during that

                                     S1-47

Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period.

    "Total Required Payment" means on any Payment Date, is the sum of--

       (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

       (2) all interest payable on the notes, including any accrued interest and interest on accrued interest (to the extent lawful);

       (3) all interest payable on the Class B Certificates, including any accrued interest and interest on accrued interest (to the extent lawful);

       (4) the sum of (i) all principal collected on the receivables during the related Collection Period and (ii) the aggregate of receivables that were designated as defaulted receivables during the Collection Period; and

       (5) if that Payment Date is a Final Scheduled Payment Date for a class of securities, the amount, if any, required to reduce the principal balance of that class of securities to zero after giving effect to the amount in clause (4).

    However, following the acceleration of the notes after the occurrence of an event of default, the Total Required Payment will be the sum of--

       (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

       (2) all interest payable on the notes, including any accrued interest thereon; and

       (3) the amount necessary to reduce the outstanding principal amount of all the notes to zero.

                                     S1-48

                                    ANNEX I

             THIS ANNEX I FORMS AN INTEGRAL PART OF THE PROSPECTUS

                FORM OF INVESTMENT LETTER--CLASS B CERTIFICATES

                                                                          [Date]

             Trust 200 -    ,
  as Issuer
             ,
  as Owner Trustee and
  as Certificate Registrar
             ,

Ladies and Gentlemen:

    In connection with our proposed purchase of the Class B   % Asset Backed
Certificates (the "Certificates") of              Trust 200 -  (the "Issuer"), a
trust formed by Pooled Auto Securities Shelf LLC (the "Depositor"), we confirm that:

    1.      We are either:

        (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended); or

        (b) an insurance company acting on behalf of a general account and
    (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections
    (I) and (III) of Prohibited Transaction Class Exemption 95-60, and
    (iii) the undersigned agrees that if, after the undersigned's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules

                                     S1-I-1
    applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

    2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States,
(B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses
(A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

    3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a "Transfer") of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

    4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

    You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                           By:
            --------------------------------------------------------------------
                                               Name:
                                               Title:

Securities To Be Purchased:
$             principal balance of Class B Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

                                     S1-I-2

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION


           PRELIMINARY PROSPECTUS SUPPLEMENT, DATED DECEMBER 11, 2000


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS, DATED       , 2000)

                                   $
                                  TRUST 200 -

                        POOLED AUTO SECURITIES SHELF LLC
                                   DEPOSITOR
                           --------------------------

                              SELLER AND SERVICER



                 The trust will issue the following securities
                 $      Class A    % Asset Backed Certificates
                 $      Class B    % Asset Backed Certificates



The primary assets of the trust are a pool of loans made to finance the retail purchase of new or used automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles or commercial vehicles.



The terms of the offering are as follows:



                                                CLASS A        CLASS B
                                                CERTIFI-       CERTIFI-
                                                 CATES          CATES
                                              ------------   ------------
Initial Public Offering Price...............          %              %
Underwriting Discount.......................          %              %
Proceeds to Depositor.......................      $              $



The price of the certificates listed in the table include accrued interest, if
any, from       .

The proceeds to depositor listed in the table are before deducting expenses
payable by the depositor estimated to be $         .

BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU READ THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 11 OF THE PROSPECTUS.

These securities are issued by the trust. The securities are not obligations of Pooled Auto Securities Shelf LLC or any of its affiliates.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          FIRST UNION SECURITIES, INC.


            The date of this prospectus supplement is       , 200 .

                               TABLE OF CONTENTS


                                  PAGE
                                --------
Reading These Documents.......    S2-3
Summary of Terms of the
  Certificates................    S2-4
Risk Factors..................    S2-9
The Trust.....................   S2-11
The Receivables Pool..........   S2-12
  Criteria Applicable to
    Selection of
    Receivables...............   S2-12
  Weighted Average Life of the
    Certificates..............   S2-17
  Delinquency, Credit Loss and
    Recovery Information......   S2-19
The Seller....................   S2-22
  General.....................   S2-22
  Underwriting Procedures        S2-22
The Depositor.................   S2-22
The Servicer..................   S2-23
  General.....................   S2-23
  Collection and Repossession
    Procedures................   S2-23
  Insurance...................   S2-23
  Extensions..................   S2-23
  Methods of Vehicle
    Disposal..................   S2-23
Computing Your Portion of the
  Amount Outstanding on the
  Certificates................   S2-23



                                  PAGE
                                --------
Maturity and Prepayment
  Considerations..............   S2-23
Description of the
  Certificates................   S2-24
  Book-Entry Securities;
    Record Date;
    Denomination..............   S2-24
  Distributions on
    Certificates..............   S2-24
  Statements to
    Certificateholders........   S2-27
  Subordination of Class B
    Certificates..............   S2-27
  Optional Redemption.........   S2-28
  Servicing Compensation and
    Expenses..................   S2-28
  Rights Upon Event of
    Servicing Termination.....   S2-28
  Waiver of Past Events of
    Servicing Termination.....   S2-28
  Reserve Fund................   S2-28
Material Federal Income Tax
  Consequences................   S2-29
ERISA Considerations..........   S2-30
  Class A Certificates........   S2-30
  Class B Certificates........   S2-30
Underwriting..................   S2-32
Legal Opinions................   S2-34
Glossary of Terms.............   S2-35


                                      S2-2

                            READING THESE DOCUMENTS

    We provide information on your securities in two separate documents that offer varying levels of detail:

    1. Prospectus--provides general information, some of which may not apply to the certificates.

    2. Prospectus Supplement--provides a summary of the specific terms of the certificates.

    We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

    We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S2-2 in this document and on page 2 in the prospectus to locate the referenced sections.

    You should rely only on information on the certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

                                      S2-3

                      SUMMARY OF TERMS OF THE CERTIFICATES

    The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

ISSUER

Trust 200 - will be formed pursuant to a pooling and servicing agreement to be
dated as of          1, 200 , among the depositor, the seller, the servicer and the trustee. The trust will use the proceeds from the issuance and sale of the certificates to purchase from the depositor a pool of motor vehicle installment loans which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

OFFERED CERTIFICATES

The following certificates are being offered by this prospectus supplement:

    - $             Class A       % Asset Backed Certificates; and

    - $             Class B       % Asset Backed Certificates.

INVESTMENT IN THE CERTIFICATES

There are material risks associated with an investment in the certificates.

FOR A DISCUSSION OF THE RISK FACTORS WHICH SHOULD BE CONSIDERED IN DECIDING WHETHER TO PURCHASE ANY OF THE CERTIFICATES, SEE "RISK FACTORS".

CLOSING DATE

The trust expects to issue the certificates on       , 200      .

DEPOSITOR

Pooled Auto Securities Shelf LLC

SELLER AND SERVICER

TRUSTEE

PAYMENT DATES

The   th day of each month (or if the   th day is not a business day, the next
business day).

FIRST PAYMENT DATE

The first payment date will be             , 200 .

INTEREST RATES

The trust will distribute interest on each class of certificates at the per annum rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

"30/360", accrued from the   th day of the previous month (or the closing date
in the case of the first payment date) to the   th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on a class of

                                      S2-4
certificates on each payment date will be the product of:

1.  the outstanding certificate balance of that class;

2.  the interest rate for that class; and

3.  30 (or in the case of the first payment date,       ) divided by 360.

    FOR A MORE DETAILED DESCRIPTION OF THE PAYMENT OF INTEREST, SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON CERTIFICATES".

PRIORITY OF DISTRIBUTIONS

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve fund, the trust will distribute the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

(1) SERVICING FEE--the servicing fee payable to the servicer;

(2) CLASS A CERTIFICATE INTEREST--accrued and unpaid interest on the class A certificates distributable to the holders of those certificates;

(3) CLASS B CERTIFICATE INTEREST--accrued and unpaid interest on the class B certificates distributable to the holders of those certificates;

(4) CLASS A PRINCIPAL--principal in the amount described in this prospectus supplement to the class A certificateholders;

(5) CLASS B PRINCIPAL--principal in the amount described in this prospectus supplement to the class B certificateholders;

(6) any remaining amount will be deposited in the reserve fund until the amount on deposit in the reserve fund equals the required amount; and

(7) any amounts remaining after the above distributions will be paid to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE PRIORITY OF DISTRIBUTIONS AND THE ALLOCATION OF FUNDS ON EACH PAYMENT DATE, SEE "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS ON CERTIFICATES".

CREDIT ENHANCEMENT

The credit enhancement for the certificates will be as follows:

SUBORDINATION OF PRINCIPAL AND INTEREST

Payments of interest on the class B certificates will be subordinated to payments of interest on the class A certificates. Payments of principal on the class B certificates will be subordinated to payments of interest and principal on the class A certificates.

RESERVE FUND

On the closing date, the seller will deposit $             to the reserve fund
for the trust.

On each payment date, if collections on the receivables are insufficient to distribute the first five items listed in "Priority of Distributions" above, the trustee will withdraw funds from the reserve fund, to the extent available, to distribute such amounts.

                                      S2-5

The balance required to be on deposit in the reserve fund will be the lesser of
(a)       % of the outstanding principal balance of the receivables and (b)   %
of the principal balance of the receivables as of              .

On each payment date, the trust will distribute funds on deposit in the reserve fund in excess of the required balance to the seller.

FOR A MORE DETAILED DESCRIPTION OF THE DEPOSITS TO AND WITHDRAWALS FROM THE RESERVE FUND, SEE "DESCRIPTION OF THE CERTIFICATES--RESERVE FUND".

OPTIONAL PREPAYMENT

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is % or less of the
aggregate principal balance of the receivables as of                   . The
purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon. The trust will apply such payment to the payment of the certificates in full.

FINAL SCHEDULED PAYMENT DATES

The trust is required to distribute the entire principal amount of each class of certificates, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will include the following:

    - the receivables and the collections on the receivables on or after
                  , 200 ;
    - security interests in the vehicles financed by the receivables;

    - bank accounts (other than the reserve fund);

    - rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

    - other rights under documents relating to the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of                   is as follows:

-    Aggregate Principal   $
     Balance.............
-    Number of
     Receivables.........
-    Average Principal     $
     Balance.............
     (Range).............            $    to $
-    Average Original      $
     Amount Financed.....  $
     (Range).............            $    to $
-    Weighted Average of
     Contract
     Interest Rates......                    %
     (Range).............             % to   %
-    Weighted Average
     Original Term.......               months
     (Range).............     months to months
-    Weighted Average
     Remaining Term......               months
     (Range).............     months to months

                                      S2-6

SERVICER OF THE RECEIVABLES

    The trust will pay the servicer a servicing fee on each payment date equal
to 1/12 of   % of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

RATINGS

    It is a condition to the issuance of the certificates that:

    - the Class A Certificates be rated in the highest long-term rating category by at least two nationally recognized rating agencies; and

    - the Class B Certificates be rated "      " or its equivalent by at least
      two nationally recognized rating agencies.

    A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

NO LISTING ON AN EXCHANGE

The certificates will not be listed on an exchange or quoted on an automated quotation system of a registered securities association.

FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH THESE CERTIFICATES, see "Risk Factors".

MINIMUM DENOMINATIONS

$1,000 and integral multiples thereof

REQUIRED REPRESENTATIONS FROM PURCHASERS OF THE CLASS B CERTIFICATES

To purchase Class B Certificates, you (and anyone to whom you assign or sell the Class B Certificates) must:

(1) represent and certify under penalties of perjury that you are a United States person; and

(2) represent and certify that you

    (a) are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing Class B Certificates on behalf of such a plan or arrangement; or

    (b) are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the Class B Certificates will have to sign in Annex I to this prospectus supplement.

                                      S2-7

TAX STATUS

     OPINIONS OF COUNSEL

In the opinion of Brown & Wood LLP, for federal income tax purposes the trust will be characterized as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.


Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.



Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer.



ERISA CONSIDERATIONS



CLASS A
CERTIFICATES.......  The Class A
                     Certificates are
                     generally eligible
                     for purchase by
                     employee benefit
                     plans, subject to
                     the considerations
                     discussed under
                     "ERISA
                     Considerations" in
                     this prospectus
                     supplement and the
                     prospectus.
CLASS B
CERTIFICATES.......  The Class B
                     Certificates may
                     not be acquired by
                     an employee benefit
                     plan or by an
                     individual
                     retirement account.
                     However, an
                     insurance company
                     using its general
                     account may acquire
                     the Class B
                     Certificates
                     subject to the
                     considerations
                     discussed under
                     "ERISA
                     Considerations" in
                     this prospectus
                     supplement and in
                     the prospectus.


INVESTOR INFORMATION--MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of Pooled Auto Securities Shelf LLC is One First Union Center, TW-9, Charlotte, North Carolina 28288. Its telephone number is (704) 374-8437.

                                      S2-8

                                  RISK FACTORS

    You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of these certificates. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in these certificates.

SUBORDINATION OF THE CLASS  Distributions of interest and principal on the
B CERTIFICATES TO THE       class B certificates will be subordinated in
CLASS A CERTIFICATES        priority of payment to interest and principal
INCREASES THE RISK OF THE   due on the class A certificates. Consequently,
CLASS B CERTIFICATES NOT    the class B certificateholders will not receive
RECEIVING FULL              any distributions with respect to a collection
DISTRIBUTION OF INTEREST    period until the full amount of interest on and
AND PRINCIPAL               principal of the class A certificates due on
                            such payment date has been paid. The class B
                            certificateholders will not receive any
                            distributions of principal until the class A
                            certificates have been paid in full.

GEOGRAPHIC CONCENTRATION    As of       , 200      , the servicer's records
MAY RESULT IN MORE RISK TO  indicate that the locations of the obligors of
YOU                         the receivables were in the following states:

                                                                                PERCENTAGE OF
                                                                             AGGREGATE PRINCIPAL
                                                                                   BALANCE
                                                                             -------------------
                                                    .......................             %

                                                    .......................             %

                                                    .......................             %

                                                    .......................             %


                            No other state, by billing addresses at the time
                            of origination, constituted more than 5% of the
                            balance of the receivables as of       .
                            Economic conditions or other factors affecting
                            these states in particular could adversely
                            affect the delinquency, credit loss or
                            repossession experience of the trust.


                                      S2-9

[VALUE OF INTEREST ONLY     [The yield to investors in the Class
CERTIFICATES WILL           Certificates will be interest only certificates
GENERALLY DECREASE IF THE   and will be sensitive to the rate of principal
RATE OF PREPAYMENTS         payments (including prepayments) of the
INCREASE]                   receivables (particularly those with high
                            interest rates), which generally can be prepaid
                            at any time. In general, receivables with higher
                            interest rates tend to prepay at higher rates
                            than receivables with relatively lower interest
                            rates in response to a given change in market
                            interest rates. As a result, the receivables
                            with higher interest rates may prepay at higher
                            rates, thereby reducing the yield to maturity on
                            the Class       Certificates.]

[VALUE OF PRINCIPAL ONLY    [The Class       Certificates will be "principal
CERTIFICATES WILL           only" certificates and will not bear interest.
GENERALLY DECREASE IF THE   Lower than anticipated rate of principal
RATE OF PREPAYMENTS         payments (including prepayments) on the
DECREASE]                   receivables will have a negative effect on the
                            yield to invesstors in the Class
                            Certificates.]

THE CERTIFICATES WILL NOT   The trust will not apply to list the
BE LISTED ON AN EXCHANGE    certificates on an exchange or quote them in the
AND THIS MAY MAKE THE       automated quotation system of a registered
CERTIFICATES DIFFICULT TO   securities association. The liquidity of
SELL OR TO OBTAIN YOUR      certificates will therefore likely be less than
DESIRED PRICE               what it would be in the event that they were so
                            listed or quoted, and there may be no secondary
                            market for the certificates. As a result, you
                            may not be able to sell your certificates when
                            you want to do so, or you may not be able to
                            obtain the price that you wish to receive. SEE
                            "RISK FACTORS--YOU MAY HAVE DIFFICULTY SELLING
                            YOUR SECURITIES OR OBTAINING YOUR DESIRED PRICE"
                            IN THE PROSPECTUS.


                                     S2-10

                                   THE TRUST

    Pooled Auto Securities Shelf LLC will establish the              Trust 200 -
by assigning the receivables to the trust in exchange for the   % Automobile
Loan Pass-Through Certificates, Class A and the   % Automobile Loan Pass-Through
Certificates, Class B.

    The Glossary of Terms on page S2-  of this prospectus supplement and the
Glossary of Terms on page   in the prospectus list definitions of certain terms
used in this prospectus supplement or the prospectus.

    The servicer will service the receivables pursuant to the pooling and servicing agreement and will be compensated for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the receivables by the trustee, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust. In addition, due to administrative burden and expense, the certificates of title to the vehicles securing the receivables will not be amended to reflect such assignment. In the absence of these procedures, the trust may not have a perfected security interest in vehicles in some states and will not have a perfected security interest in the vehicles documented under Federal law. See "Some Important Legal Issues Relating to the Receivables" in the prospectus.

    If the protection provided to the certificateholders by the Reserve Fund and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles which secure Defaulted Receivables. In such event, certain factors, such as the trust's not having first priority perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the Financed Vehicles securing the receivables, and thus may reduce the proceeds to be distributed to certificateholders with respect to the certificates.

    Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of fixed rate simple interest motor vehicle installment loans for the purchase of new and used new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles. The trust property will also include:

    - all monies received on the receivables on or after       the Cutoff Date;

    - such amounts as from time to time may be held in the Collection Account, a distribution account for the Class A Certificateholders and a distribution account for the Class B Certificateholders;

    - security interests in the vehicles securing the receivables;

    - the benefit of the right to payments from the Reserve Fund;

                                     S2-11

    - an assignment of the rights of the seller to receive proceeds from claims on theft, physical damage, credit life and credit disability insurance policies covering the financed vehicles or the obligors, as the case may be, to the extent that such insurance policies relate to the receivables; and

    - the rights of the trust against the seller and the servicer under the pooling and servicing agreement.

    The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                              THE RECEIVABLES POOL

    The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of receivables which [will be] [have been] purchased by the depositor from the seller, which purchased the receivables, directly or indirectly, from dealers in the ordinary course of business or in acquisitions, and which the depositor will transfer to the trust on the closing date. The receivables will include payments on the receivables which are made on or after the Cutoff Date.


CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES


    The receivables were selected for inclusion in the trust by several criteria, some of which are set forth in the prospectus under "The Receivables Pools". These criteria include the requirement that each receivable:

    - has a remaining maturity, as of the Cutoff Date, of at least   months and
      not more than   months;

    - with respect to loans secured by new financed vehicles, had an original
      maturity of at least   months and not more than   months; with respect to
      loans secured by used financed vehicles, had an original maturity of at
      least   months and not more than   months;

    - is a fully-amortizing, fixed rate [simple interest] loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining
      term and has a Contract Rate that equals or exceeds    % per annum, is not
      secured by any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the cutoff date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

                                     S2-12

    - is secured by a financed vehicle that, as of the Cutoff Date, had not been repossessed without reinstatement;

    - has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cutoff Date;

    - has no payment more than    days past due as of the Cutoff Date; and

    - has a remaining principal balance, as of the Cutoff Date, of at least
      $      .

    No selection procedures believed by the seller to be adverse to the certificateholders were utilized in selecting the receivables. No receivable has
a scheduled maturity later than              .

    The composition of the receivables as of the Cutoff Date is as follows:


 -   Aggregate Principal Balance........  $
 -   Number of Receivables..............
 -   Average Principal Balance..........  $
     (Range)............................  $to $
 -   Average Original Amount Financed...  $
     (Range)............................  $to $
 -   Weighted Average Interest Rate.....  %
     (Range)............................  % to    %
 -   Weighted Average Original Term.....  months
     (Range)............................  months to    months
 -   Weighted Average Remaining Term....  months
     (Range)............................  months to    months
 -   Percentage of Aggregate Principal
     Balance of Receivables for New/Used
     Vehicles...........................  %/   %

                                     S2-13

    The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cutoff Date are set forth in the following tables based on the location of the obligors on the receivables at the time each receivable was orignated.

     GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE


                                                 PERCENTAGE OF
                                                  CUTOFF DATE
                        NUMBER OF    PRINCIPAL       POOL
STATE                  RECEIVABLES    BALANCE       BALANCE
-----                  -----------   ---------   -------------
Alabama..............                 $                    %
Alaska...............
Arizona..............
Arkansas.............
California...........
Colorado.............
Connecticut..........
Delaware.............
District of
  Columbia...........
Florida..............
Georgia..............
Hawaii...............
Idaho................
Illinois.............
Indiana..............
Iowa.................
Kansas...............
Kentucky.............
Louisiana............
Maine................
Maryland.............
Massachusetts........
Michigan.............
Minnesota............
Mississippi..........
Missouri.............


                                                 PERCENTAGE OF
                                                  CUTOFF DATE
                        NUMBER OF    PRINCIPAL       POOL
STATE                  RECEIVABLES    BALANCE       BALANCE
-----                  -----------   ---------   -------------
Montana..............                 $                    %
Nebraska.............
Nevada...............
New Hampshire........
New Jersey...........
New Mexico...........
New York.............
North Carolina.......
North Dakota.........
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
Rhode Island.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Vermont..............
Virginia.............
Washington...........
West Virginia........
Wisconsin............
Wyoming..............

                                     S2-14

         DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO MATURITY
                             AS OF THE CUTOFF DATE


                                                            AGGREGATE       PERCENTAGE OF
                                         PERCENTAGE OF     RECEIVABLES        AGGREGATE
                           NUMBER OF    AGGREGATE NUMBER    PRINCIPAL        RECEIVABLES
REMAINING TERM IN MONTHS  RECEIVABLES    OF RECEIVABLES      BALANCE      PRINCIPAL BALANCE
------------------------  -----------   ----------------   ------------   -----------------
                                                   %       $                         %
                              ---            ------        ------------         -----
  Total.................                           %       $                         %
                              ===            ======        ============         =====


          DISTRIBUTION OF THE CONTRACTS BY REMAINING PRINCIPAL BALANCE
                             AS OF THE CUTOFF DATE


                                                               AGGREGATE       PERCENTAGE OF
                                            PERCENTAGE OF     RECEIVABLES        AGGREGATE
                              NUMBER OF    AGGREGATE NUMBER    PRINCIPAL        RECEIVABLES
REMAINING PRINCIPAL BALANCE  RECEIVABLES    OF RECEIVABLES      BALANCE      PRINCIPAL BALANCE
---------------------------  -----------   ----------------   ------------   -----------------
                                                      %       $                         %
                                 ---            ------        ------------         -----
Total.....................                            %       $                         %
                                 ===            ======        ============         =====


                                     S2-15

     DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                             PERCENTAGE OF
                                                                              CUTOFF DATE
                                                    NUMBER OF    PRINCIPAL       POOL
CONTRACT RATE                                      RECEIVABLES    BALANCE       BALANCE
-------------                                      -----------   ---------   -------------
1.90% to 1.99%...................................                 $                    %
2.00% to 2.49%...................................
2.50% to 2.99%...................................
3.00% to 3.49%...................................
3.50% to 3.99%...................................
4.00% to 4.49%...................................
4.50% to 4.99%...................................
5.00% to 5.49%...................................
5.50% to 5.99%...................................
6.00% to 6.49%...................................
6.50% to 6.99%...................................
7.00% to 7.49%...................................
7.50% to 7.99%...................................
8.00% to 8.49%...................................
8.50% to 8.99%...................................
9.00% to 9.49%...................................
9.50% to 9.99%...................................
10.00% to 10.49%.................................
10.50% to 10.99%.................................
11.00% to 11.49%.................................
11.50% to 11.99%.................................
12.00% to 12.49%.................................
12.50% to 12.99%.................................
13.00% to 13.49%.................................
13.50% to 13.99%.................................
14.00% to 14.49%.................................
14.50% to 14.99%.................................
15.00% to 15.49%.................................
15.50% to 15.99%.................................
16.00% to 16.49%.................................
16.50% to 16.99%.................................
17.00% to 17.49%.................................
17.50% to 17.99%.................................
18.00% to 18.49%.................................
18.50% to 18.99%.................................
19.00% to 19.49%.................................
19.50% to 19.99%.................................
20.00%...........................................
Totals...........................................

                                     S2-16

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

    The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

    Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

    The rate of payment of principal of each class of certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of certificates could occur significantly earlier than the respective Final Scheduled Payment Dates. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their notes and certificates.

    The ABS table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the following assumed characteristics of the receivables--

    - the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

    - each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

    - payments on the Certificates are made on each payment date (and each payment date is assumed to be the fifteenth day of the applicable month);

    - the balance in the reserve fund on the payment date is equal to the Specified Reserve Fund Balance; and

    - the servicer exercises its option to purchase the receivables on the earliest payment date on which it is permitted to do so, as described in this prospectus supplement.

    The ABS Table indicates the projected weighted average life of each class of certificates and sets forth the percent of the initial certificate balance of each class of certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

                                     S2-17

    The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of
             .

                                                                                REMAINING
                                                    CONTRACT   ORIGINAL TERM     TERM TO
                                    AGGREGATE       RATE OF     TO MATURITY     MATURITY
POOL                            PRINCIPAL BALANCE   INTEREST    (IN MONTHS)    (IN MONTHS)
----                            -----------------   --------   -------------   -----------
1.............................       $                     %
2.............................
3.............................
4.............................
5.............................
6.............................
7.............................
8.............................
9.............................
10............................
11............................
12............................
13............................
14............................
15............................
16............................
17............................
18............................

    The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of certificates.

                                     S2-18

    The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                CLASS A CERTIFICATES                        CLASS B CERTIFICATES
                                      -----------------------------------------   -----------------------------------------
PAYMENT DATE                             %          %          %          %          %          %          %          %
------------                          --------   --------   --------   --------   --------   --------   --------   --------

DELINQUENCY, CREDIT LOSS AND RECOVERY INFORMATION

    Set forth below is certain information concerning the experience of the seller pertaining to new and used automobile, minivan, sport utility vehicle, light-duty truck, motorcycle or commercial vehicle receivables, including those previously sold which the seller continues to service. Percentages have been
annualized for the       months ended              , 2000 and 2000 and are not
necessarily indicative of the experience for the year. [Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses

                                     S2-19
resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.] Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs. All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. There can be no assurance that the delinquency, repossession and net loss experience on the receivables transferred to the trust will be comparable to that set forth below:

                             DELINQUENCY EXPERIENCE

                                                    AT                                      AT DECEMBER 31,
                                -------------------------------------------   -------------------------------------------
                                       , 2000                 , 2001                 , 199                  , 199
                                --------------------   --------------------   --------------------   --------------------
                                NUMBER OF              NUMBER OF              NUMBER OF              NUMBER OF
                                CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT
                                ---------   --------   ---------   --------   ---------   --------   ---------   --------
Portfolio.....................               $                      $                      $                      $
Period of Delinquency
  31-60 Days..................
  61 Days or More.............
                                 ------      ------     ------      ------     ------      ------     ------      ------
Total Delinquencies...........               $                      $                      $                      $
Total Delinquencies as a
  Percent of the Portfolio....         %           %          %           %          %           %          %           %

                                                                        AT DECEMBER 31,
                                               ------------------------------------------------------------------
                                                      , 199                  , 199                  , 199
                                               --------------------   --------------------   --------------------
                                               NUMBER OF              NUMBER OF              NUMBER OF
                                               CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT
                                               ---------   --------   ---------   --------   ---------   --------
Portfolio....................................               $                      $                      $
Period of Delinquency
  31-60 Days.................................
  61 Days or More............................               $                      $                      $
                                                ------      ------     ------      ------     ------      ------
Total Delinquencies
Total Delinquencies as a Percent of the
  Portfolio..................................         %           %          %           %          %           %

                                     S2-20

                      CREDIT LOSS/REPOSSESSION EXPERIENCE


                                                         ENDED                        YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    200-       200-       199        199        199        199        199
                                                  --------   --------   --------   --------   --------   --------   --------
Average Amount Outstanding During the Period....   $          $          $          $          $          $          $
Average Number of Contracts Outstanding During
  the Period....................................
Percent of Contracts Acquired During the Period
  with Recourse to the Dealer...................        %          %          %          %          %          %          %
Repossessions as a Percent of Average Number of
  Contracts Outstanding.........................        %          %          %          %          %          %          %
Net Losses as a Percent of Liquidations.........        %          %          %          %          %          %          %
Net Losses as a Percent of Average Amount
  Outstanding...................................        %          %          %          %          %          %          %

    The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

    [Discussion and analysis of trends and reasons for changes in the tables, trends that seller's management is aware of that are expected to impact the future performance of the portfolio and an explanation of any anomalies. Further, add any material information known by management relating to trends in the industry, generally, and in the legal, social and economic situation in those states where receivables are billed that would have an adverse effect on the trust portfolio.]

                                     S2-21

                                   THE SELLER

    [DESCRIPTION OF SELLER AND ITS UNDERWRITING AND SERVICING STANDARDS]

GENERAL

UNDERWRITING PROCEDURES

                                 THE DEPOSITOR

    The depositor was formed in the State of Delaware on April 14, 2000. First Union Pass Co., Inc., a wholly owned subsidiary of First Union Pass Co., Inc., a wholly owned subsidiary of First Union National Bank, is the sole member of the depositor. The principal executive offices of the depositor are located at One First Union Center, TW-9, Charlotte, North Carolina 28288. Its telephone number is (704) 374-8437.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling assets to such trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities.

                                     S2-22

                                  THE SERVICER
           [DESCRIPTION OF THE SERVICER AND ITS SERVICING STANDARDS]

GENERAL

COLLECTION AND REPOSSESSION PROCEDURES

INSURANCE

EXTENSIONS

METHODS OF VEHICLE DISPOSAL

                      COMPUTING YOUR PORTION OF THE AMOUNT
                        OUTSTANDING ON THE CERTIFICATES

    The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the certificate balance outstanding on your certificates. See "Pool Factors and Trading Information" in the prospectus.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each Payment Date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

    Since the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of certificates could occur significantly earlier than the Final Scheduled Payment Date.

    WE CANNOT ASSURE YOU THAT YOUR CERTIFICATES WILL BE REPAID ON THE FINAL SCHEDULED PAYMENT DATE. We expect that final payment of each class of certificates will occur on or prior to the Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of certificates in full on or prior to the Final Scheduled Payment Date. If sufficient funds are not available, the final distribution in respect of each class of certificates could occur later than such date.

    THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED PURCHASES BY THE DEPOSITOR AND THE SERVICER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE CERTIFICATES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the

                                     S2-23
prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding principal amounts of the certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

    RISKS OF SLOWER OR FASTER REPAYMENTS.  You should consider--

    - in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

    - in the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                        DESCRIPTION OF THE CERTIFICATES


    We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the pooling and servicing agreement will be filed with the SEC after the trust issues the certificates. We summarize the material terms of the certificates below and under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the certificates. We refer you to those documents. The following is a supplement to the description of the material terms and provisions of the certificates of any series and the related pooling and servicing agreement provided under those sections of the prospectus. We refer you to those sections.


BOOK-ENTRY SECURITIES; RECORD DATE; DENOMINATION

    The certificates will be Book-Entry Securities. Definitive Certificates for the certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities--Definitive Securities" in the prospectus. Distributions on the certificates on a payment date will be made to persons who were the holders of record on the day prior to the payment date. You may purchase certificates in denominations of $1,000 and integral multiples thereof.

DISTRIBUTIONS ON CERTIFICATES

    DEPOSITS TO COLLECTION ACCOUNT. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts "in the prospectus. In general, the servicer will be permitted

                                     S2-24
to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an event of servicing
termination, (2) if              is no longer the servicer or (3) if one of the
other conditions set forth in the pooling and servicing agreement is not met.

    On or before the   th day of each month or, if such   th day is not a
Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

    (1) the amount of aggregate collections on the receivables;

    (2) the aggregate amount of Advances to be remitted by the servicer;

    (3) the aggregate Purchase Amount for the receivables to be repurchased by the seller or purchased by the servicer;

    (4) the aggregate amount to be withdrawn from the Reserve Fund;

    (5) the aggregate amount to be distributed as principal and interest on the Certificates; and

    (6) the Servicing Fee.

    On or before the Business Day preceding each Payment Date:

    (a) the servicer will cause all collections on the receivables, Liquidation Proceeds and recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts for the receivables to be purchased by the servicer on that date;

    (b) the seller will deposit into the Collection Account all Purchase Amounts of receivables to be repurchased by the seller on that date; and

    (c) the servicer will deposit all Advances for the Payment Date into the Collection Account.

    On each Payment Date the servicer will allocate collections and Advances for the preceding calendar month (the Collection Period) to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables, including the interest portion of Purchase Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period, and recoveries on receivables that were designated as defaulted receivables prior to that Collection Period, minus reimbursements to the servicer of its outstanding Advances. Available Principal includes principal collections on the receivables, including the principal portion of Purchased Amounts and Liquidation Proceeds on receivables designated as defaulted receivables in that Collection Period. A receivable will be

                                     S2-25
designated as a Defaulted Receivable when the servicer determines that it is
unlikely to be paid in full or when at least   % of a scheduled payment is   or
more days delinquent at the end of a Collection Period.

    The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements--Advances" in the prospectus. We refer you to that section.

    DISTRIBUTIONS. On each Payment Date the trustee will make the following deposits and distributions, to the extent of Available Interest and any Available Funds in the Reserve Fund (net of investment earnings) remaining after such reimbursements (and, to the extent indicated in clause (2) below, the Class B Percentage of Available Principal), in the following order of priority:

    (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

    (2) to the distribution account for the Class A Certificateholders, first from Available Interest, then, if necessary, from any such funds in the Reserve Fund, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such payment date; and

    (3) to the distribution account for the Class B Certificateholders, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, the interest distributable on the Class B Certificates for such payment date.

    The Class A Percentage is   % and the Class B Percentage is     %.

    The interest distributable on a class of certificates on a payment date will accrue on its certificate balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior payment date (or the closing date in the case of the first payment date) to but excluding the current payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

    On each Payment Date, the trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and any such funds in the Reserve Fund (to be applied in that order of priority) remaining

                                     S2-26
after the application of clauses (1), (2) and (3) above, in the following order of priority:

    (4) to the distribution account for the Class A Certificateholders, the Class A Principal Distribution for such payment date;

    (5) to the distribution account for the Class B Certificateholders, the Class B Principal Distribution for such payment date;

    (6) to the Reserve Fund, any amounts remaining, until the amount on deposit in the Reserve Fund equals the Specified Reserve Fund Balance; and

    (7) to the seller, any amounts remaining.

    On each Payment Date, the trustee will distribute (i) to the Class A Certificateholders, all amounts on deposit in the distribution account for the Class A Certificateholders and (ii) to the Class B Certificateholders, all amounts on deposit in the distribution account for the Class B
Certificateholders.

    As an administrative convenience, the servicer will be permitted under certain circumstances to make deposits of Advances and Purchase Amounts for, or with respect to, a Collection Period net of payments to be made to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee and to the certificateholders as if all such deposits and payments were made on an aggregate basis for each type of payment or deposit.

STATEMENTS TO CERTIFICATEHOLDERS

    On each Payment Date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "CERTAIN INFORMATION REGARDING THE SECURITIES--REPORTS TO SECURITYHOLDERS" IN THE PROSPECTUS.

    The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of certificates by a request in writing addressed to the trustee at its
corporate trust office at              .

SUBORDINATION OF CLASS B CERTIFICATES

    The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of Class A Certificateholders to receive payments of interest and principal. In addition, on each Payment Date the Class B Certificateholders will not receive a distribution of principal until the Class A Certificateholders have received their distribution of principal. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

                                     S2-27

OPTIONAL REDEMPTION

    If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the cutoff date, you will receive an amount in respect of your certificates equal to the sum of:

    - the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for your certificates; and

    - interest on any past due interest at the rate of interest for your certificates, to the extent lawful.

    See "Description of the Receivables Transfer and Servicing Agreements-- Termination" in the prospectus.

SERVICING COMPENSATION AND EXPENSES

    On each payment date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the reserve fund. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

    If an event of servicing termination occurs, the trustee or holders of certificates evidencing not less than 25% of the aggregate principal balance of the receivables may remove the servicer without the consent of any of the other certificateholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

    If an event of servicing termination occurs, holders of certificates evidencing at least 51% of the aggregate principal balance of the receivables, subject to the exceptions provided in the pooling and servicing agreement, may waive any event of servicing termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

RESERVE FUND

    DEPOSITS TO THE RESERVE FUND.  The Reserve Fund will be funded by a deposit
by the seller on the Closing Date in the amount of $                      . The
amount on deposit in the reserve fund may increase from time to time up to the Specified Reserve Fund Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates--Distributions" above.

                                     S2-28

    WITHDRAWALS FROM THE RESERVE FUND. On each Payment Date, the amount available in the Reserve Fund will equal the lesser of (a) the amount on deposit in the Reserve Fund (exclusive of investment earnings) and (b) the Specified Reserve Fund Balance. The funds on deposit in the Reserve Fund (exclusive of investment earnings) may be deposited into the Collection Account to the extent described under "--DISTRIBUTIONS ON THE CERTIFICATES--DISTRIBUTIONS" above. Funds on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance will be paid to the seller.

    INVESTMENT. Amounts on deposit in the Reserve Fund will be invested by the Servicer at the direction of the seller in permitted investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Fund. Permitted investments are generally limited to obligations or securities that mature on or before the next Payment Date. However, to the extent each rating agency rating the certificates confirms that such actions will not adversely affect its ratings of the Certificates, funds in the Reserve Fund may be invested in obligations that will not mature prior to the next Payment Date and will not be sold to meet any shortfalls.

    FUNDS IN THE RESERVE FUND WILL BE LIMITED. Amounts on deposit in the Reserve Fund from time to time are available to--

    - enhance the likelihood that you will receive the amounts due on your Certificates; and

    - decrease the likelihood that you will experience losses on your Certificates.

    However, the amounts on deposit in the reserve fund are limited to the Specified Reserve Fund Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Fund, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Fund ultimately could result in losses on your certificates.

    After the payment in full, or the provision for such payment of all accrued and unpaid interest on the certificates and the outstanding certificate balance of the Certificates, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the seller.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


    In the opinion of Brown & Wood LLP, counsel for the depositor and Federal Tax Counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.


                                     S2-29

    Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.



    Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. See "Material Federal Income Tax Consequences" in the prospectus.


                              ERISA CONSIDERATIONS

    For a general discussion of ERISA considerations in respect of the certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

CLASS A CERTIFICATES

    The U.S. Department of Labor has granted an individual administrative exemption to First Union Securities, Inc. Fed. Reg. 14827 (April 3, 1996)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to motor vehicle installment loans such as the receivables owned by the trust.

    For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations--Senior Certificates Issued by Trusts" in the prospectus.

    Before purchasing a Class A Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption would be met in the case of the Class A Certificates.

    Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the applicability of the Exemption, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     S2-30

CLASS B CERTIFICATES

    Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not meet any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

    - the transferee is not a Plan or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

    - if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60) and that the purchase and holding of the certificates are covered under Sections I and III of Prohibited Transaction Class Exemption 95-60.

    This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition shall be void AB INITIO.

                                     S2-31

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                               CERTIFICATE BALANCE   CERTIFICATE BALANCE
                                                   OF CLASS A            OF CLASS B
UNDERWRITER                                       CERTIFICATES          CERTIFICATES
-----------                                    -------------------   -------------------
First Union Securities, Inc..................
             ................................
             ................................
             ................................
      Total..................................

    The depositor has been advised by the underwriters that they propose to offer the Certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

    The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the certificate balance of each class of certificates and as an aggregate dollar amount, shall be as follows:

                                                        SELLING
                                                      CONCESSIONS     REALLOWANCE
                                                     NOT TO EXCEED   NOT TO EXCEED
                                                     -------------   -------------
Class A Certificates...............................
Class B Certificates...............................
      Total........................................

    Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

    The underwriters may make short sales in the certificates in connection with this offering (i.e., they sell more certificates than they are required to purchase in the offering). This type of short sale is commonly referred to as a "naked" short sale due to the fact that the underwriters do not have an option to purchase these additional securities in the offering. The underwriters must close out any naked short position by purchasing certificates in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the certificates in the open market after the pricing that could

                                     S2-32
adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchase to cover the syndicate short sales may have the effect of raising or maintaining the market price of the certificates or preventing or retarding a decline in the market price of the certificates.

    The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of such certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates, as the case may be, as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters for the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

    The trustee and the Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund, as applicable, in investments acquired from or issued by the underwriters.

    In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

    The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.


    The closing of the sale of each class of the Certificates is conditioned on the closing of the sale of the other class of Certificates.


                                     S2-33

    The propsectus supplement and related prospectus will not be available in electronic format.


                                 LEGAL OPINIONS

    Certain legal matters relating to the Certificates, including certain federal income tax matters, have been passed upon for the depositor by Brown & Wood LLP, San Francisco, California. Certain legal matters relating to the Certificates will be passed upon for the underwriters by Brown & Wood LLP.

                                     S2-34

                               GLOSSARY OF TERMS

    Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms for the Prospectus" in the prospectus.

    "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Certificates".

    "ABS Table" means the table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" beginning on page S- of this prospectus supplement.

    "Advance" means, with respect to a receivable and a Payment Date, the excess, if any, of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest over (b) the interest actually received by the servicer from the obligor or from payment of the Purchase Amount during or with respect to that Collection Period.

    "Available Interest" means, with respect to any payment date, the excess of
(a) the sum of:

    - Interest Collections for such payment date;

    - all Advances made by the servicer for such payment date; and

    - beginning with the Collection Period for which the servicer shall not have made an Advance with respect to a receivable other than because such receivable was a defaulted receivable, net investment earnings on amounts on deposit in the Collection Account as of the last day of the related Collection Period,

OVER (b) the amount of outstanding Advances to be reimbursed on or with respect to such payment date.

    "Available Principal" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

    - that portion of all collections on the receivables allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures;

    - to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during that Collection Period; and

    - all liquidation proceeds, to the extent allocable to principal, received during such Collection Period.

    Available Principal on any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

    "Book-Entry Securities" means securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

                                     S2-35

    "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York are authorized by law, regulation or executive order to be closed.

    "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

    "Certificate Balance" means, with respect to a class of certificates, the original certificate balance for that class as reduced by all prior distributions of principal to the holders of record of that class of certificates. The original certificate balance of each class of certificates is set forth on the cover of this prospectus supplement.

    "Certificates" means, collectively, the Class A Certificates and the Class B Certificates.

    "Class A Certificateholders" means the holders of record of Class A Certificates.

    "Class A Certificates" means the   % Automobile Loan Pass-Through
Certificates, Class A.

    "Class A Percentage" means       %.

    "Class A Principal Distribution" means, for a Payment Date will equal the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior payment date and the Class A Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and
(iii) if that Payment Date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

    "Class B Certificateholders" means the holders of record of Class B Certificates.

    "Class B Certificates" means the   % Automobile Loan Pass-Through
Certificates, Class B.

    "Class B Percentage" means       %.

    "Class B Principal Distribution" means, for a Payment Date will equal the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior Payment Date and the Class B Percentage of Realized Losses for any prior Payment Date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and
(iii) if that Payment Date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

    "Closing Date" means              .

    "Collateral Agent" means              and its successors and assigns as the
collateral agent to which the funds and investments in the reserve fund have been pledged for the benefit of the certificateholders.

                                     S2-36

    "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

    "Collection Period" means, with respect to a payment date, the calendar month preceding that payment date, or in the case of the initial payment date,
the period from the cutoff date to              .

    "Contract Rate" means the per annum interest rate borne by a receivable.

    "Cutoff Date" means the date as of which the seller will transfer the
receivables to the trust, which is              .

    "Defaulted Receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

    "Definitive Certificates" means with respect to any class of certificates, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

    "Payment Date" means the date on which the trust will distribute interest
and principal on the certificates, which will be the              day of each
month or, if any such day is not a Business Day, on the next Business Day,
commencing              .

    "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

    "Exemption" means the exemption granted to First Union Securities, Inc. by Prohibited Transaction Exemption 99-22,61 Fed. Reg. 14827 (April 3, 1996).


    "Final Scheduled Payment Date" means              .


    "Interest Collections" mean, with respect to any Payment Date, the sum of the following amounts with respect to the preceding Collection Period:

    (1) that portion of all collections on the receivables allocable to interest in accordance with the terms of the receivables and the servicer's customary servicing procedures;

    (2) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period;

    (3) all recoveries received during such Collection Period; and

    (4) to the extent attributable to interest, the Purchase Amount with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during such Collection Period.

    Interest Collections for any payment date shall exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

                                     S2-37

    "Liquidation Proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a defaulted receivable net of any payments required by law to be remitted to the obligor.

    "Plan" means an employee benefit or other plan or arrangement (such as an individual plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

    "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month's interest thereon, in the month of payment, at the Contract Rate), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

    "Realized Losses" for any Collection Period will be the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over Liquidation Proceeds received with respect to such receivables during such Collection Period and allocable to principal.

    "Recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a Defaulted Receivable, all monies received by the servicer with respect to such Defaulted Receivable during that Collection Period, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such Defaulted Receivable and any payments required by law to be remitted to the obligor.

    "Reserve Fund" means the account which the seller will establish in the name of the Collateral Agent into which the seller will deposit the Reserve Initial Deposit. The trustee will make the other deposits into and withdrawals from the reserve fund as specified in this prospectus supplement.

    "Reserve Initial Deposit" means the $             initially deposited into
the reserve fund.

    "SEC" means the Securities and Exchange Commission.

    "Servicing Fee" means a fee payable to the servicer on each payment date for
servicing the receivables which is equal to the product of 1/12 of   % and the
aggregate principal balance of the receivables as of the first day of the related Collection Period.

    "Specified Reserve Fund Balance" equals the lesser of (a)       % of the
outstanding principal balance of the receivables and (b)       % of the
principal balance of the receivables as of the Cutoff Date.

    "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period.

                                     S2-38

                                    ANNEX I
             THIS ANNEX I FORMS AN INTEGRAL PART OF THE PROSPECTUS
                FORM OF INVESTMENT LETTER--CLASS B CERTIFICATES

                                                                          [Date]

             Trust 200      -  , as Issuer
             ,
  as Trustee and
  as Certificate Registrar
             ,

Ladies and Gentlemen:

    In connection with our proposed purchase of the Class B   % Asset Backed
Certificates (the "Certificates") of              Trust 200      -  (the
"Issuer"), a trust formed by Pooled Auto Securities Shelf LLC (the "Depositor"), we confirm that:

    1.  We are either:

        (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended); or

        (b) an insurance company acting on behalf of a general account and
    (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections
    (I) and (III) of Prohibited Transaction Class Exemption 95-60, and
    (iii) the undersigned agrees that if, after the undersigned's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of

                                     S2-I-1

    ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

    2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States,
(B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses
(A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

    3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a "Transfer") of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

    4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

    You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Securities To Be Purchased:
$       principal balance of Class B Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

                                     S2-I-2

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    Expenses in connection with the offering of the Securities being registered herein are estimated as follows:


SEC registration fee.............................  $  396,000
Legal fees and expenses..........................     200,000
Accounting fees and expenses.....................     140,000
Blue sky fees and expenses.......................      30,000
Rating Agency fees...............................     150,000
Trustee's fees and expenses......................      20,000
Indenture trustee's fees and expenses............      50,000
Printing.........................................      50,000
Miscellaneous....................................      25,000
                                                   ----------
      Total......................................  $1,061,000
                                                   ==========


---------------------


* All amounts except the SEC registration fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $500,000,000 of securities registered hereby.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pooled Auto Securities Shelf LLC (the "Registrant") has undertaken in its Limited Liability Company Agreement to indemnify, to the maximum extent permitted by the Delaware Limited Liability Company Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities. Under section 7(b) of each of the proposed forms of Underwriting Agreement for the Owner Trust and the Grantor Trust, the Underwriters have undertaken in certain circumstances to indemnify certain controlling persons of the Registrant, including the officers and directors, against liabilities incurred under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.


    *1.1   Form of Underwriting Agreement for Owner Trusts
    *1.2   Form of Underwriting Agreement for Grantor Trusts
    *3.1   Certificate of Formation of the Registrant
    *3.2   Limited Liability Company Agreement of the Registrant
    *4.1   Form of Trust Agreement (including form of Certificates)
  *4.2.1   Form of Pooling and Servicing Agreement (including form of
           Certificates)
  *4.2.2   Form of Standard Terms and Conditions
    *4.3   Form of Indenture (including form of Notes)
   **5.1   Opinion of Brown & Wood LLP with respect to legality
     5.2   Opinion of Richards, Layton & Finger with respect to
           legality
     8.1   Opinion of Brown & Wood LLP with respect to certain tax
           matters
   *10.1   Form of Sale and Servicing Agreement
   *10.2   Form of Administration Agreement
   *10.3   Form of Receivables Purchase Agreement
  **23.1   Consent of Brown & Wood LLP (included in Exhibit 5.1)
    23.2   Consent of Richards, Layton & Finger (included in
           Exhibit 5.2)
    23.3   Consent of Brown & Wood LLP (included in Exhibit 8.1)
    24.1   Power of Attorney (included on page II-6)


---------------------

* Incorporated by reference from the Registrant's Registration Statement No. 333-36692.


**  Previously filed.


ITEM 17. UNDERTAKINGS.

    (a) As to Rule 415:

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission

       (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) As to documents subsequently filed that are incorporated by reference:

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) As to indemnification:

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) As to qualification of trust indentures:

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under
Section 310(a) of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Securities Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe (i) that it meets all of the requirements for filing on Form S-3 and (ii) that the security rating requirement will be met by the time of sale of the securities, and has duly caused this Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, the State of North Carolina, on December 8, 2000.


                                                       POOLED AUTO SECURITIES SHELF LLC

                                                       By:          /s/ BENNETT S. COLE
                                                            -----------------------------------
                                                                      Bennett S. Cole
                                                                   SENIOR VICE PRESIDENT


    Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                              TITLE                        DATE
                      ---------                              -----                        ----
                          *                            Director and
       ---------------------------------------           Senior Vice                December 8, 2000
                   Bennett S. Cole                       President

                          *                            Director and
       ---------------------------------------           Senior Vice                December 8, 2000
                  Joseph G. Parish                       President

                                                       Director,
                          *                              President and
       ---------------------------------------           Principal                  December 8, 2000
                  Brian E. Simpson                       Executive
                                                         Officer

                          *
       ---------------------------------------         Director                     December 8, 2000
                     Kevin Burns

                          *
       ---------------------------------------         Director                     December 8, 2000
                    Andrew Stidd

                                                       Principal
                          *                              Financial
       ---------------------------------------           Officer and                December 8, 2000
                   James H. Hatch                        Controller


*By:  /s/ BENNETT S. COLE
      ----------------------------------
      Bennett S. Cole
      Attorney-in-Fact

                               POWER OF ATTORNEY

    Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Bennett S. Cole as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                               TITLE                DATE
                      ---------                               -----                ----
                 /s/ BENNETT S. COLE
       ---------------------------------------         Director and Senior  September 8, 2000
                   Bennett S. Cole                       Vice President

                /s/ JOSEPH G. PARISH
       ---------------------------------------         Director and Senior  September 8, 2000
                  Joseph G. Parish                       Vice President

                /s/ BRIAN E. SIMPSON                   Director, President
       ---------------------------------------           and Principal      September 8, 2000
                  Brian E. Simpson                       Executive Officer

                   /s/ KEVIN BURNS
       ---------------------------------------         Director             September 8, 2000
                     Kevin Burns

                  /s/ ANDREW STIDD
       ---------------------------------------         Director             September 8, 2000
                    Andrew Stidd

                 /s/ JAMES H. HATCH                    Principal Financial
       ---------------------------------------           Officer and        September 11, 2000
                   James H. Hatch                        Controller